Exhibit 4.05

PUBLISHED DEAL CUSIP NO. 87150VAJ5
TERM A-3 FACILITY CUSIP NO. 87150VAK2
TERM A-5 FACILITY CUSIP NO. 87150VAM8

TERM LOAN AGREEMENT
dated as of
August 1, 2016
among
   SYMANTEC CORPORATION
The Lenders Party Hereto
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
and
BANK OF AMERICA, N.A.,
as Syndication Agent
and
BARCLAYS BANK PLC,
CITIBANK, N.A.,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
ROYAL BANK OF CANADA,
MIZUHO BANK, LTD. and
TD SECURITIES (USA) LLC,
as Co-Documentation Agents
________________________
JPMORGAN CHASE BANK, N.A.,
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
BARCLAYS BANK PLC,
CITIGROUP GLOBAL MARKETS INC.,
 WELLS FARGO SECURITIES, LLC,
ROYAL BANK OF CANADA and
MIZUHO BANK, LTD.,
as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

i

ARTICLE IV CONDITIONS	54

Section 4.1Effective Date	54

SCHEDULES:
Schedule 1.1(a)    Pro Forma Financial Statements
Schedule 1.1(b)    Subsidiaries Excluded from Domestic Material Subsidiaries
Schedule 1.1(c)    Subsidiaries Excluded from Foreign Material Subsidiaries
Schedule 2.1(a)    Term A-3 Commitments
Schedule 2.1(b)    Term A-5 Commitments
Schedule 2.1(c)    Notice Information
Schedule 3.6        Disclosed Matters
Schedule 6.1        Liens
Schedule 6.3        Subsidiary Indebtedness

EXHIBITS:
Exhibit A-1        Form of Assignment and Assumption
Exhibit A-2        Form of Affiliated Lender Assignment and Assumption
Exhibit B        Form of Borrowing Request
Exhibit C        Form of Interest Election Request
Exhibit D        Form of Term Note
Exhibit E-1 – E-4    Form of U.S. Tax Compliance Certificates
Exhibit F        Form of Opinion of Borrower’s Counsel
Exhibit G         Form of Guaranty Agreement
Exhibit H        Form of Solvency Certificate
Exhibit I         Form of Compliance Certificate
Exhibit J        Form of Intercompany Subordination Agreement
Exhibit K        Form of Special Assumption Notice

TERM LOAN AGREEMENT dated as of August 1, 2016, among SYMANTEC CORPORATION, as Borrower, the LENDERS party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
RECITALS
Pursuant to that certain Agreement and Plan of Merger, dated as of June 12, 2016 (together with all exhibits, schedules and other disclosure letters thereto, collectively, the “Merger Agreement”), by and among Symantec Corporation, a Delaware corporation (“Parent”), S-B0616 Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Blue Coat, Inc., a Delaware corporation (the “Target”), Parent will acquire the Target (the “Acquisition”) by causing Merger Sub to merge with and into the Target (the “Merger”), with the Target being the surviving entity of the Merger and a wholly owned subsidiary of Parent.
The Borrower has requested that, upon the satisfaction in full of the conditions precedent set forth in Article IV, (a) the Term A-3 Lenders make term loans having a term of three years to the Borrower in an aggregate principal amount of $200,000,000 and (b) the Term A-5 Lenders make term loans having a term of five years to the Borrower in an aggregate principal amount of $1,800,000,000, in each case on the terms and subject to the conditions set forth in this Agreement.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I

DEFINITIONS
Section 1.1
    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Accretive Acquisition” means any transaction or series of related transactions, consummated on or after the Effective Date, by which Parent or any Subsidiary thereof (i) acquires all or substantially all of the assets of any Person or any going business, division thereof or line of business, whether through purchase of assets, merger or otherwise, or (ii) acquires Equity Interests of any Person having at least a majority of combined voting power of the then outstanding Equity Interests of such Person; provided that the Consolidated EBITDA of Parent and its Subsidiaries for the Measurement Period ending on the last day of the most recently ended fiscal quarter of Parent prior to the closing of such Accretive Acquisition for which financial statements have been delivered, or for which such financial statements were required to have been delivered, pursuant to Section 5.1 after giving Pro Forma Effect to such Accretive Acquisition is greater than the Consolidated EBITDA of Parent and its Subsidiaries for such Measurement Period without giving Pro Forma Effect to such Accretive Acquisition.
“Acquired EBITDA” means, with respect to any Acquired Entity or Business for any period, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business (determined as if references to Parent and the Subsidiaries in the definition of Consolidated EBITDA were references to such Acquired Entity or Business and its subsidiaries), all as determined on a consolidated basis for such Acquired Entity or Business.
“Acquired Entity or Business” has the meaning given to such term in the definition of “Consolidated EBITDA.”
“Acquisition” has the meaning specified in the recitals.
“Acquisition Funds” means the amounts required for Parent to (a) pay the consideration payable in the Acquisition pursuant to the terms of the Merger Agreement, (b) consummate the Refinancing and (c) pay the Transaction Costs.
“Act” has the meaning specified in Section 9.16.
“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
“Administrative Agent” means JPMorgan, in its capacity as administrative agent for the Lenders hereunder, or any successor administrative agent.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Class” has the meaning specified in Section 2.21(a).
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Affiliated Debt Fund” means an Affiliated Lender that is a bona fide debt fund primarily engaged in, or that advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds or similar extensions of credit or securities in the ordinary course and the investment decisions of which are not controlled by the private equity business of Silver Lake Partners or Bain & Company.
“Affiliated Lender” means, at any time, any Lender that is an Affiliate of the Borrower (other than the Borrower or any subsidiary thereof) at such time.
“Affiliated Lender Assignment and Assumption” has the meaning specified in Section 9.4(g)(iv).
“Affiliated Lender Cap” has the meaning specified in Section 9.4(g)(iii).
“Agent Parties” has the meaning specified in Section 9.1(d).
“Agreement” means this Term Loan Agreement.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1.0% and (c) the LIBO Rate for an Interest Period of one month in effect on such day plus 1.0%, as adjusted to conform to changes as of the opening of business on the date of any such change of such LIBO Rate. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate, respectively.
“Amendment” has the meaning specified in the definition of “Blue Coat Transactions”.
“Anniversary Date” means any date that is an anniversary of the Effective Date.
“Applicable Percentage” means (i) with respect to any Lender holding a Term A-3 Loan, the percentage of the total outstanding principal balance of the Term A-3 Loans represented by the outstanding principal balance of such Lender’s Term A-3 Loans and (ii) with respect to any Lender holding a Term A-5 Loan, the percentage of the total outstanding principal balance of the Term A-5 Loans represented by the outstanding principal balance of such Lender’s Term A-5 Loans.
“Applicable Rate” means, for any day, with respect to any Eurodollar Loan or any ABR Loan, as the case may be, the applicable rate per annum set forth in the table below based upon the Debt Rating, as more fully described below; provided that (i) if the respective Debt Ratings issued by Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc. differ by one level, then the pricing level for the higher of such Debt Ratings shall apply (with the Debt Rating for pricing Level I being the highest and the Debt Rating for pricing Level V being the lowest); (ii) if there is a split in such Debt Ratings of more than one level, then the pricing level that is one level lower than the pricing level of the higher Debt Rating shall apply; (iii) if the Borrower has only one such Debt Rating, the pricing level that is one level lower than that of such Debt Rating shall apply; and (iv) if the Borrower does not have any such Debt Ratings, pricing Level V shall apply.

Level	Debt Rating	Applicable Rate for Term A-3 ABR Loans	Applicable Rate for Term A-3 LIBOR Loans	Applicable Rate for Term A-5 ABR Loans	Applicable Rate for Term A-5 LIBOR Loans
Level I	BBB+/Baa1 or higher	0.125%	1.125%	0.375%	1.375%
Level II	BBB/Baa2	0.250%	1.250%	0.500%	1.500%
Level III	BBB-/Baa3	0.500%	1.500%	0.750%	1.750%
Level IV	BB+/Ba1	0.750%	1.750%	1.000%	2.000%
Level V	BB/Ba2 or lower	1.00%	2.00%	1.250%	2.250%
Beginning on the Effective Date, the Applicable Rate for any Term Loan shall be based upon pricing Level III. Thereafter, each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating shall be effective, in the case of an upgrade, during the period commencing on the date of delivery by the Borrower to the Administrative Agent of notice thereof pursuant to Section 5.1(e) and ending on the date immediately preceding the effective date of the next such change and, in the case of a downgrade, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means JPMorgan, Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), Barclays Bank PLC, Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Royal Bank of Canada and Mizuho Bank, Ltd., in their capacity as joint lead arrangers and joint bookrunners.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.4), and accepted by the Administrative Agent, in the form of Exhibit A-1 or any other form reasonably approved by the Administrative Agent.
“Assuming Lender” has the meaning specified in Section 2.21(c).
“Assumption Agreement” has the meaning specified in Section 2.21(c).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Basel III” means, collectively, those certain agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems”, “Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring”, and “Guidance for National Authorities Operating the Countercyclical Capital Buffer”, each as published by the Basel Committee on Banking Supervision in December 2010 (as revised from time to time), and as implemented by a Lender’s primary banking regulatory authority.
“Blue Coat Notes” means the Target’s 8.375% senior notes due 2023 issued pursuant to an indenture dated as of May 22, 2015 by and among Blue Coat Holdings, Inc., the guarantors party thereto and Wilmington Trust, National Association, as trustee (in such capacity, the “Blue Coat Notes Trustee”).
“Blue Coat Notes Trustee” has the meaning specified in the definition of “Blue Coat Notes.”
“Blue Coat Transactions” means the Acquisition by way of the Merger pursuant to the Merger Agreement and the payment of the consideration therefor, together with each of the following transactions consummated or to be consummated in connection therewith:
(a) certain investors purchasing convertible notes due 2021 in an aggregate principal amount equal to $1,250,000,000 issued by Parent pursuant to that certain Investment Agreement dated as of June 12, 2016, a portion of the net proceeds of which may be further contributed, directly or indirectly, to Merger Sub (provided that any such contribution to Merger Sub in a form other than common equity shall be reasonably acceptable to the Arrangers) (the “Convertible Notes Issuance”);
(b) (i) the effectiveness and operativeness of the amendment and restatement of that certain Credit Agreement dated as of May 10, 2016, among Parent, the lenders named therein, and Wells Fargo, as administrative agent (as amended and restated as of the Effective Date, the “Existing Credit Agreement”) in accordance with the Amendment Agreement dated as of July 18, 2016 (the “Amendment”), by and among Parent, the lenders party thereto, Wells Fargo, as the Term Loan A-1/Revolver Administrative Agent (as defined in the Amendment), and JPMorgan as the Term Loan A-2 Administrative Agent (as defined in the Amendment), including the funding of the New Term Loans (as defined in the Amendment) and (ii) the effectiveness of this Agreement and the funding of the Term Loans hereunder;
(c) the satisfaction and discharge of the indenture governing the Blue Coat Notes in accordance with its terms and the subsequent redemption of all of the outstanding Blue Coat Notes;
(d) the repayment of all principal, accrued, but unpaid interest, fees and other amounts (other than contingent obligations not then due and payable) outstanding on the Effective Date under the Target’s existing credit agreement dated as of May 22, 2015, and the termination of all commitments to lend and the termination or release of guarantees and security in connection therewith (the “Refinancing”); and
(e) the payment of all fees and expenses incurred in connection with the transactions described in this definition (the “Transaction Costs”).
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrower” means (a) from the Effective Date until the Special Assumption Effective Time, Parent and (b) from and after the Special Assumption Effective Time, the Successor Borrower.
“Borrower Obligations” has the meaning specified in Section 9.4(b).
“Borrowing” means Loans of the same Type and Class that are made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.
“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.3.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided that, notwithstanding the foregoing, in no event will any lease that would have been categorized as an operating lease as determined with GAAP as of the Effective Date be considered a capital lease (whether or not such lease was in effect on such date) regardless of any change in GAAP following the Effective Date that would otherwise require such obligations to be recharacterized (on a prospective or retroactive basis or otherwise) as a capital lease.
“Cash Pooling Arrangements” means any agreement entered into in the ordinary course of business to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements, in a pooling agreement among one or more Subsidiaries of Parent and a financial institution (or an in-house bank).
“Change in Control” means (a) any “person” or “group” that becomes the “beneficial owner” (as defined in Rules 13d−3 and 13d−5 under the Exchange Act) of 40% or more of the equity securities of Parent entitled to vote for members of the board of directors on a fully diluted basis (i.e., taking into account all such securities that such person or group has the right to acquire pursuant to any option or similar right); or (b) from and after the Special Assumption Date, the failure of Parent to own, directly or indirectly, all of the Equity Interests in the Successor Borrower.
For purposes of this definition, including other defined terms used herein in connection with this definition, (i) “beneficial ownership” shall be as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act as in effect on the date hereof and (ii) the phrase “person” or “group” is within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or group or its subsidiaries and any person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan. Notwithstanding anything to the contrary in this definition or any provision of Section 13d-3 of the Exchange Act, (A) a person or group shall not be deemed to beneficially own equity securities to be acquired by such person or group pursuant to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the equity securities in connection with the transactions contemplated by such agreement and (B) a person or group will not be deemed to beneficially own the equity securities of another person as a result of its ownership of equity securities or other securities of such other person’s parent (or related contractual rights) unless it owns 50% or more of the total voting power of the equity securities entitled to vote for the election of directors of such person’s parent having a majority of the aggregate votes on the board of directors of such person’s parent.
“Change in Law” means the occurrence, after the Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, to the extent enacted, adopted, promulgated or issued after the date of this Agreement, but only to the extent such rules, regulations, or published interpretations or directives are applied to Parent and the Subsidiaries by the Administrative Agent or any Lender in substantially the same manner as applied to other similarly situated borrowers under comparable syndicated credit facilities, including, without limitation, for purposes of Section 2.15.
“Charges” has the meaning specified in Section 9.13.
“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Term A-3 Loans or Term A-5 Loans and, when used in reference to any Commitment, whether such Commitment is a Term A-3 Commitment or a Term A-5 Commitment and, when used in reference to any Lender, refers to whether such Lender has, on the one hand, any Term A-3 Commitments or Term A-3 Loans or, on the other hand, any Term A-5 Commitments or Term A-5 Loans.
“Code” means the Internal Revenue Code of 1986.
“Commitment” means, with respect to each Lender, the Term A-3 Commitment or the Term A-5 Commitment of such Lender (or any combination thereof, as the context may require).
“Communications” has the meaning specified in Section 9.1(d).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated EBITDA” means, for any period, the Consolidated Net Income for such period, plus:
(a)    without duplication and to the extent already deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for such period:
(i)    total interest expense and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income, and gains on such hedging obligations or such derivative instruments, and bank and letter of credit fees and costs of surety bonds in connection with financing activities,
(ii)    provision for taxes based on income, profits, revenue or capital, including federal, foreign and state income, franchise, excise, value added and similar taxes based on income, profits, revenue or capital and foreign withholding taxes paid or accrued during such period (including in respect of repatriated funds) including penalties and interest related to such taxes or arising from any tax examinations,
(iii)    depreciation and amortization (including amortization of capitalized software expenditures and other intangibles and amortization of deferred financing fees or costs),
(iv)    other non-cash charges (including stock option expense and impairment charges) (provided, in each case, that if any non-cash charges represent an accrual or reserve for potential cash items in any future period, (A) such Person may elect not to add back such non-cash charges in the current period and (B) to the extent such Person elects to add back such non-cash charges in the current period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period),
(v)    the amount of any non-controlling interest consisting of income attributable to non-controlling interests of third parties in any non-wholly owned subsidiary deducted (and not added back in such period to Consolidated Net Income) excluding cash distributions in respect thereof,
(vii)    losses or discounts on sales of receivables and related assets in connection with any Securitization Transaction,
(viii)    fees and expenses and other cash charges incurred during such period, or any amortization thereof for such period in connection with any acquisition, divestiture, investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument or as a result of other restructuring, separation, integration and transition activities and any charges or non-recurring costs incurred during such period as a result of any such transaction, including retention and integration costs and transaction-related compensation, earn-out obligations and indemnity payments, in each case whether or not successful and including in any event in connection with the Veritas Spin-Off and the Blue Coat Transactions,
(ix)    any unusual or non-recurring charges or losses for such period and any restructuring charges, accruals or reserves, severance or retention costs, litigation costs, costs associated with new business or cost savings initiatives, costs associated with facilities closures and any other business optimization expenses,
(x)    any loss on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business) or loss from discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of) and any corporate charges, overhead and similar costs previously allocated to any discontinued business but not included within discontinued operations; and
(xi)    any losses for such period attributable to the early extinguishment of Indebtedness, hedging agreements or other derivative instruments, plus
(b)    without duplication, the amount of “run rate” cost savings, operating expense reductions and synergies (including costs to achieve such cost savings, operating expense reductions and synergies) related to the Blue Coat Transactions and other business combinations, acquisitions, mergers, divestitures, restructurings, cost savings initiatives and other similar initiatives of Parent that are reasonably identifiable and factually supportable and projected by Parent reasonably and in good faith to result from actions that have been taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken (in the reasonable and good faith determination of Parent) within 24 months after the Acquisition or such other business combination, acquisition, merger, divestiture, restructuring, cost savings initiative or other initiative is consummated or initiated (as applicable), net of the amount of actual benefits realized during such period from such actions, in each case calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period for which Consolidated EBITDA is being determined and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period; provided that the aggregate amount added back pursuant to this clause (b) relating to standalone cost saving initiatives and similar initiatives that are not related to, or otherwise initiated in connection with, any acquisition or other business combination and, in each case, that are commenced after (and for the avoidance of doubt are not part of an initiative announced prior to) the Effective Date (and comparable add backs in the definition of Pro Forma Effect) shall not exceed 20% of Consolidated EBITDA for any four quarter period (calculated after giving effect to any such add backs for such period), less
(c)    without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:
(i)    non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income or Consolidated EBITDA in any prior period),
(ii)    the amount of any non-controlling interest consisting of loss attributable to non-controlling interests of third parties in any non-wholly owned subsidiary added (and not deducted in such period from Consolidated Net Income), and
(iii)    any gain on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business) or income from discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of), provided that there shall be included in determining Consolidated EBITDA for any period, without duplication, the Acquired EBITDA of any Person, property, business or asset acquired by Parent or any Subsidiary during such period (but not the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired), to the extent not subsequently sold, transferred or otherwise disposed by Parent or such Subsidiary during such period (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”), based on the actual Acquired EBITDA of such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition); provided that Parent may choose not to make such an adjustment with respect any acquisition having consideration in an amount less than $100,000,000. There shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset sold, transferred or otherwise disposed of or, closed or classified as discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of) by Parent or any Subsidiary during such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”), based on the actual Disposed EBITDA of such Sold Entity or Business for such period (including the portion thereof occurring prior to such sale, transfer or disposition).
“Consolidated Funded Debt” of any person means (a) all obligations of such person that would be classified as Indebtedness in accordance with GAAP (it being understood that convertible securities subject to Financial Accounting Standard Board Staff Position APB 14-1 shall be accounted for as set forth therein), (b) obligations of such person with respect to letters of credit, whether drawn or undrawn, contingent or otherwise and (c) all Guarantees of such person with respect to any indebtedness of others, determined on a consolidated basis in accordance with GAAP.
“Consolidated Leverage Ratio” means, as of the last day of any period, the ratio of (a) Consolidated Funded Debt on such day to (b) Consolidated EBITDA for such period.
“Consolidated Net Income” means, for any period, for Parent and the Subsidiaries on a consolidated basis, the net income of Parent and the Subsidiaries (excluding extraordinary gains and extraordinary losses) for that period and computed in accordance with GAAP. There shall be excluded from Consolidated Net Income for any period the effects from applying acquisition method accounting, including applying acquisition method accounting to inventory, property and equipment, loans and leases, software and other intangible assets and deferred revenue (including deferred costs related thereto and deferred rent) required or permitted by GAAP and related authoritative pronouncements, as a result of the Blue Coat Transactions and any other any acquisition or investment consummated prior to or after the Effective Date or the amortization or write-off of any amounts thereof.
“Consolidated Total Assets” means, the consolidated total assets of Parent and the Subsidiaries as set forth on the consolidated balance sheet of Parent as of the most recent period for which financial statements were required to have been delivered pursuant to Section 5.1(a) or Section 5.1(b); provided that, at all times prior to the first delivery of financial statements pursuant to Section 5.1(a) or Section 5.1(b), this definition shall be applied based on the pro forma consolidated balance sheet of Parent and the Subsidiaries set forth on Schedule 1.1(a) hereto.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Convertible Notes Issuance” has the meaning specified in the definition of “Blue Coat Transactions.”
“Cure Amount” has the meaning specified in Section 7.2.
“Cure Right” has the meaning specified in Section 7.2.
“Debt Rating” means, as of any date of determination, the rating as determined by either Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc., of Parent’s non-credit-enhanced, senior unsecured long-term debt.
“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Declining Lender” has the meaning specified in Section 2.21(b).
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Defaulting Lender” means, subject to Section 2.22, any Lender that, as determined by the Administrative Agent (with notice to the Borrower and each Lender of such determination), (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans, within two Business Days of the date required to be funded by it hereunder, unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied; (b) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing in a manner reasonably satisfactory to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such confirmation made in good faith by the Administrative Agent and the Borrower) or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of the courts within the United States or from the enforcement of judgments or writes of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.6.
“Disposed EBITDA” means, with respect to any Sold Entity or Business for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business (determined as if references to Parent and the Subsidiaries in the definition of Consolidated EBITDA (and in the component definitions used therein) were references to such Sold Entity or Business and its subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business.
“Disqualified Securities” means, with respect to any Person, any securities of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition:
(a)    matures or is mandatorily redeemable (other than solely for Equity Interests in such Person or in Parent that do not constitute Disqualified Securities and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;
(b)    is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person or in Parent that do not constitute Disqualified Securities and cash in lieu of fractional shares of such Equity Interests); or
(c)    is redeemable (other than solely for Equity Interests in such Person or in Parent that do not constitute Disqualified Securities and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by such Person or any of its Affiliates, in whole or in part, at the option of the holder thereof;
in each case, on or prior to the date 91 days after the Term A-5 Maturity Date.
“dollars” or “$” refers to lawful money of the United States of America.
“Domestic Material Subsidiary” means a Domestic Subsidiary (other than as set forth on Schedule 1.1(b)) that, either individually or together with its subsidiaries, taken as a whole, has total tangible assets as of the most recent period for which financial statements were required to have been delivered pursuant to Section 5.1(a) or Section 5.1(b) exceeding the greater of (i) $100,000,000 and (ii) 0.75% of Consolidated Total Assets; provided, however, that a Domestic Subsidiary shall not be a Domestic Material Subsidiary if the provision of a Guaranty by it could reasonably be expected to give rise to or increase the amount includable in income of Parent pursuant to Section 956 of the Code.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date on which the conditions specified in Section 4.1 are satisfied (or waived in accordance with Section 9.2).
“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Parent or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with Parent, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the failure of any Plan or Multiemployer Plan to satisfy the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, or the filing pursuant to Section 431(d) of the Code or Section 304(d) of ERISA of an application for the extension of amortization periods with respect to any Multiemployer Plan; (d) the incurrence by Parent or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by Parent or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by Parent or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by Parent or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Parent or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
“Event of Default” has the meaning assigned to such term in Section 7.1.
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 9.4(e) and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Existing Credit Agreement” has the meaning specified in the definition of “Blue Coat Transactions.”
“Extending Lender” has the meaning specified in Section 2.21(b).
“Extension Date” has the meaning set forth in Section 2.21(b).
“Facility” means the Term A-3 Facility or the Term A-5 Facility.
“Fair Value” means the amount at which the assets (both tangible and intangible), in their entirety, of Parent and the Subsidiaries taken as a whole would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.
“FATCA” means Sections 1471 through 1474 of the Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.
“FCPA” has the meaning assigned to such term in Section 3.13(b).
“Federal Funds Effective Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day. Notwithstanding the foregoing, if the Federal Funds Effective Rate shall be less than zero, then such rate shall be deemed to be zero for purposes of this Agreement.
“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of Parent.
“Financial Performance Covenant” means the covenant set forth in Section 5.9.
“Foreign Lender” means any Lender that is not a Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“Foreign Material Subsidiary” means a wholly-owned Foreign Subsidiary of the Successor Borrower organized under the laws of Ireland or of the United Kingdom (other than as set forth on Schedule 1.1(c)) that, either individually or together with its subsidiaries, taken as a whole, has total tangible assets as of the most recent period for which financial statements were required to have been delivered pursuant to Section 5.1(a) or Section 5.1(b) exceeding the greater of (i) $100,000,000 and (ii) 0.75% of Consolidated Total Assets; provided, however, that a Foreign Subsidiary shall not be a Foreign Material Subsidiary if the provision of a Guaranty by it could reasonably be expected to give rise to or increase the amount includable in income of Parent pursuant to Section 956 of the Code; and provided, further, that any Foreign Subsidiary identified in a writing signed by the Administrative Agent as to which the cost of obtaining a Guaranty therefrom is excessive in relation to the benefit to the Lenders of the Guaranty to be afforded thereby, as reasonably determined by the Administrative Agent, in consultation with the Borrower, shall not be a Foreign Material Subsidiary.
“Foreign Subsidiary” means any Subsidiary of Parent that is not a Domestic Subsidiary.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States of America.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business, or customary indemnification obligations entered into in connection with any acquisition or disposition of assets or of other entities (other than to the extent that the primary obligations that are the subject of such Guarantee would be considered Indebtedness hereunder).
“Guarantor” means (i) any Material Subsidiary of Parent that has delivered the Guaranty pursuant to Section 4.1(g) or a Guaranty Accession pursuant to Section 5.10(a) and (ii) upon delivery of a Guaranty Accession pursuant to Section 5.10(b), Parent.
“Guaranty” has the meaning set forth in Section 4.1(g).
“Guaranty Accession” has the meaning set forth in the Guaranty.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Indebtedness” of any Person at any date means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all Disqualified Securities of such Person, (h) all Guarantees of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) for the purposes of Sections 7.1(f) and 7.1(g) only, the net obligations of such Person in respect of all Swap Agreements entered into with a particular counterparty. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitee” has the meaning specified in Section 9.3(b).
“Information Memorandum” means the Lender Presentation dated as of July 7, 2016, relating to Parent and the Transactions.
“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.8.
“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.
“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, if agreed to by each Lender participating therein, twelve or fewer months or a period of shorter than one month) thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing (which date shall be the last day of the immediately preceding Interest Period).
“JPMorgan” means JPMorgan Chase Bank, N.A.
“Lenders” means the Persons listed on Schedule 2.1(a) and Schedule 2.1(b) and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or pursuant to Section 2.21(c), other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
“Liabilities” means the recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of Parent and the Subsidiaries taken as a whole, as of the Effective Date after giving effect to the consummation of the Blue Coat Transactions, determined in accordance with GAAP consistently applied.
“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period. Notwithstanding the foregoing, if the LIBO Rate shall be less than zero, then such rate shall be deemed to be zero for purposes of this Agreement.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Loan Documents” means this Agreement, the Notes (if any) and the Guaranty and any supplements to the Guaranty delivered pursuant to Section 5.10.
“Loan Parties” means the Borrower and the Guarantors.
“Loans” means the Term Loans.
“Material Adverse Effect” means a material adverse effect on (a) the business, financial condition or operations of Parent and the Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform any of its payment obligations under this Agreement or any of the other Loan Documents or (c) the rights of or benefits available to the Administrative Agent or the Lenders under this Agreement and the other Loan Documents.
“Material Indebtedness” means (i) the Indebtedness of Parent (or a Subsidiary) under the Existing Credit Agreement, (ii) the Indebtedness of Parent under any notes issued pursuant to the Indenture, dated as of March 4, 2016, between Parent and Wells Fargo, as trustee, relating to the 2.5% convertible senior notes due 2021, and (iii) any other Indebtedness (other than the Loans), or obligations in respect of one or more Swap Agreements, of any one or more of Parent and its Subsidiaries in a principal amount exceeding $150,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of Parent or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Parent or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.
“Material Subsidiary” means (a) at any date of determination from the Effective Date prior to the Special Assumption Date, a Domestic Material Subsidiary and (b) at any date of determination on and after the Special Assumption Date, (i) a Domestic Material Subsidiary and (ii) a Foreign Material Subsidiary.
“Maximum Rate” has the meaning specified in Section 9.13.
“Measurement Period” means, at any date of determination, the most recently completed four consecutive fiscal quarters of Parent on or immediately prior to such date.
“Merger” has the meaning set forth in the recitals.
“Merger Agreement” has the meaning set forth in the recitals.
“Merger Sub” has the meaning set forth in the recitals.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA, and to which Parent or any ERISA Affiliate makes, is obligated to make, or has been obligated to make, contributions.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all or all affected Lenders in accordance with the terms of Section 9.2(b) and (b) has been approved by the Required Lenders and, in the case of amendments that require the approval of all or all affected Lenders of a particular Class, the Required Term A-3 Loan Lenders or the Required Term A-5 Loan Lenders, as applicable.
“Note” has the meaning set forth in Section 2.10.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19(b)).
“Parent” has the meaning set forth in the recitals.
“Participant” has the meaning set forth in Section 9.4(e).
“Participant Register” has the meaning set forth in Section 9.4(e).
“Payment Office” means the office of the Administrative Agent designated on Schedule 2.1(c) under the heading “Instructions for wire transfers”, or such other office as the Administrative Agent may designate to the Lenders and the Borrower for such purpose from time to time.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Permitted Accretive Acquisition Debt” means Indebtedness incurred by Parent in connection with an Accretive Acquisition, which Indebtedness is assumed by, or otherwise becomes Indebtedness of, a Foreign Subsidiary of Parent (including any Person that becomes a Foreign Subsidiary of Parent as a result of such Accretive Acquisition).
“Permitted Encumbrances” means:
(a)
    Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.4;
(b)
    carriers’, warehousemen’s, mechanics’, materialmen’s, landlord’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.4;
(c)
    pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
(d)
    deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(e)
    judgment liens in respect of judgments that do not constitute an Event of Default under Section 7.1(k) or securing appeal or other surety bonds relating to such judgments;
(f)
    Liens arising under repurchase agreements, reverse repurchase agreements, securities lending and borrowing agreements and similar transactions;
(g)
    Liens arising from precautionary filings in respect of operating leases;
(h)
    Liens arising from leases, licenses, subleases or sublicenses which do not (A) interfere in any material respect with the business of Parent or any Subsidiary or (B) secure any Indebtedness;
(i)
    Liens on cash collateral or government securities to secure obligations under Swap Agreements and letters of credit; provided that the aggregate value of such collateral so pledged by Parent and its Subsidiaries does not at any time exceed, in the aggregate, the greater of (i) $50,000,000 and (ii) 0.4% of Consolidated Total Assets;
(j)
    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(k)
    Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating or similar agreements entered into in the ordinary course of business;
(l)
    easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Parent or any Subsidiary;
provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness for borrowed money.
“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of all or any portion of Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other amounts paid, and fees and expenses incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing revolving commitments unutilized thereunder to the extent that the portion of any existing and unutilized revolving commitment being refinanced was permitted to be drawn under Section 6.1 and Section 6.3 immediately prior to such refinancing (other than by reference to a Permitted Refinancing) and such drawing shall be deemed to have been made, (b) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Loans, the Indebtedness resulting from such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Loans on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, and (c) immediately after giving effect thereto, no Event of Default shall have occurred and be continuing. For the avoidance of doubt, it is understood that a Permitted Refinancing may constitute a portion of an issuance of Indebtedness in excess of the amount of such Permitted Refinancing; provided that such excess amount is otherwise permitted to be incurred under Section 6.1 and Section 6.3. For the avoidance of doubt, it is understood and agreed that a Permitted Refinancing includes successive Permitted Refinancings of the same Indebtedness.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and with respect to which Parent or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Platform” has the meaning specified in Section 9.1(d).
“Present Fair Saleable Value” means the amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of Parent and the Subsidiaries taken as a whole are sold with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises insofar as such conditions can be reasonably evaluated.
“Prime Rate” means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its “prime rate” in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
“Pro Forma Effect” means, with respect to any calculation required under this Agreement to be made giving Pro Forma Effect to a transaction, that the calculation is made after giving effect to pro forma cost savings, operating expense reductions, synergies and other adjustments related to such transaction that are reasonably identifiable, factually supportable and projected by Parent in good faith to be realized, and to result from actions that have been taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken (as determined in good faith by Parent) without duplication of the amount of actual benefits realized during such period from such actions, in each case within 18 months after such acquisition, which adjustments may include (w) reduction in personnel expenses, (x) reduction of costs related to administrative functions, (y) reductions of costs related to leased or owned properties and (z) reductions from the consolidation of operations and streamlining of corporate overhead.
“Proceeding” has the meaning specified in Section 9.3(b).
“Purchasing Borrower Party” means the Borrower or any of its subsidiaries.
“Recipient” means the Administrative Agent or any Lender, as applicable.
“Refinancing” has the meaning specified in the definition of “Blue Coat Transactions.”
“Register” has the meaning set forth in Section 9.4(d).
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective partners, directors, officers, employees, agents, trustees, administrators, managers, representatives and advisors of such Person and such Person’s Affiliates.
“Repayment Date” has the meaning set forth in Section 2.10.
“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender, any Purchasing Borrower Party and any Affiliated Lender (other than any Affiliated Debt Fund) shall be disregarded in determining Required Lenders at any time.
“Required Term A-3 Loan Lenders” means, at any time, the Lenders having outstanding Term A-3 Loans representing more than 50% of the outstanding Term A-3 Loans of all Lenders at such time. The outstanding Term A-3 Loans of any Defaulting Lender, any Purchasing Borrower Party and any Affiliated Lender (other than any Affiliated Debt Fund) shall be disregarded in determining the Required Term A-3 Loan Lenders at any time.
“Required Term A-5 Loan Lenders” means, at any time, the Lenders having outstanding Term A-5 Loans representing more than 50% of the outstanding Term A-5 Loans of all Lenders at such time. The outstanding Term A-5 Loans of any Defaulting Lender, any Purchasing Borrower Party and any Affiliated Lender (other than any Affiliated Debt Fund) shall be disregarded in determining the Required Term A-5 Loan Lenders at any time.
“Required Term Loan Lenders” means the Required Term A-3 Loan Lenders or the Required Term A-5 Loan Lenders, as the context may require.
“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, chief accounting officer, treasurer or assistant treasurer, or other similar officer, manager or a director of Parent or the Borrower, as applicable, and with respect to certain limited liability companies or partnerships that do not have officers, any manager, sole member, managing member or general partner thereof. Any document delivered hereunder that is signed by a Responsible Officer of Parent or the Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of Parent or the Borrower, as applicable and such Responsible Officer shall be conclusively presumed to have acted on behalf of Parent or the Borrower, as applicable.
“Restricted Payment” has the meaning set forth in Section 6.4.
“Sale Leaseback” means any transaction or series of related transactions pursuant to which (a) Parent or any Subsidiary sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) Parent or any Subsidiary thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed of.
“Sanctions” means economic sanctions administered or enforced by the United States Government (including without limitation, sanctions enforced by OFAC), the United Nations Security Council, the European Union or Her Majesty’s Treasury.
“Securitization Assets” means any accounts receivable owed to or payable to Parent or any Subsidiary thereof (whether now existing or arising or acquired in the future) arising in the ordinary course of business of Parent or such Subsidiary, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, and all proceeds of such accounts receivable and other assets (including contract rights) which are of the type customarily transferred in connection with securitizations of accounts receivable.
“Securitization Entity” means any limited purpose financing vehicle which finances the acquisition of Securitization Assets from Parent or any Subsidiary thereof in connection with a Securitization Transaction.
“Securitization Transaction” means any transaction or series of transactions entered into by Parent or any of its Subsidiaries pursuant to which Parent or such Subsidiaries sell, pledge, convey or otherwise transfer Securitization Assets in a manner that does not result in the incurrence by Parent or its Subsidiaries of any Indebtedness, including in respect of Guarantees, with recourse to Parent or such Subsidiaries or their assets (other than recourse solely against Parent’s or such Subsidiaries’ retained interest in the applicable Securitization Entity, or against Parent or a Subsidiary with respect to customary representations regarding the Securitization Assets not related to the collectability thereof).
“Sold Entity or Business” has the meaning given such term in the definition of “Consolidated EBITDA.”
“Solvent” means (a) the Fair Value of the assets of Parent and the Subsidiaries on a consolidated basis taken as a whole exceeds their Liabilities, (b) the Present Fair Saleable Value of the assets of Parent and the Subsidiaries on a consolidated basis taken as a whole exceeds their Liabilities, (c) Parent and its Subsidiaries on a consolidated basis taken as a whole after consummation of the Blue Coat Transactions is a going concern and has sufficient capital to reasonably ensure that it will continue to be a going concern for the period from the date hereof through the Term A-5 Maturity Date taking into account the nature of, and the needs and anticipated needs for capital of, the particular business or businesses conducted or to be conducted by Parent and the Subsidiaries on a consolidated basis as reflected in the projected financial statements and in light of the anticipated credit capacity and (d) for the period from the date hereof through the Term A-5 Maturity Date, Parent and the Subsidiaries on a consolidated basis taken as a whole will have sufficient assets and cash flow to pay their Liabilities as those liabilities mature or (in the case of contingent Liabilities) otherwise become payable, in light of business conducted or anticipated to be conducted by Parent and its Subsidiaries as reflected in the projected financial statements and in light of the anticipated credit capacity.
“Special Assumption” has the meaning specified in Section 9.4(b).
“Special Assumption Date” means the date on which the Special Assumption is consummated in accordance with Section 9.4(b).
“Special Assumption Effective Time” has the meaning specified in Section 9.4(b).
“Specified Representations” means the following: (a) the representations made by the Target in the Merger Agreement as are material to the interests of the Lenders, but only to the extent that Parent (or its Affiliates) has the right (taking into account applicable cure provisions) to terminate its obligations under the Merger Agreement or to decline to consummate the Acquisition (in each case, in accordance with the terms of the Merger Agreement) as a result of a breach of such representations in the Merger Agreement and (b) the representations and warranties of the Borrower and the Guarantors as of the Effective Date set forth in Section 3.1 (with respect to the Borrower and the Guarantors), Section 3.2 (with respect to the entering into, borrowing under, guaranteeing under, and performance of the Loan Documents), Section 3.3(b) (with respect to the incurrence of the Loans, the provision of the guarantees and entering into of the Loan Documents and solely with respect to the charter, by-laws or other organizational documents of the Borrower and the Guarantors), Section 3.8, Section 3.12, Section 3.13(a), Section 3.13(b) and Section 3.14.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent and which is required by GAAP to be consolidated in the consolidated financial statements of the parent.
“Subsidiary” means any direct or indirect subsidiary of Parent.
“Successor Borrower” means a currently existing wholly-owned Subsidiary organized in Ireland and resident for tax purposes in Jersey.
“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Parent or the Subsidiaries shall be a Swap Agreement.
“Target” has the meaning set forth in the recitals.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term A-3 Commitment” means, with respect to each Term A-3 Lender, the commitment of such Lender to make Term A-3 Loans hereunder on the Effective Date, as such commitment may be (a) reduced from time to time pursuant to Section 2.9 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.4. The initial amount of each Term A-3 Lender’s Term Loan Commitment is set forth on Schedule 2.1(a). The initial aggregate amount of the Lenders’ Term A-3 Commitments (immediately prior to the making of the Term A-3 Loans on the Effective Date pursuant to Section 2.1(a)) is $200,000,000.
“Term A-3 Facility” means the Term A-3 Loans.
“Term A-3 Lenders” means the Persons listed on Schedule 2.1(a) and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or an Assumption Agreement in respect of any Term A-3 Loans, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
“Term A-3 Loan” means a Loan made pursuant to Section 2.1(a).
“Term A-3 Maturity Date” means August 1, 2019.
“Term A-5 Commitment” means, with respect to each Term A-5 Lender, the commitment of such Lender to make Term A-5 Loans hereunder on the Effective Date, as such commitment may be (a) reduced from time to time pursuant to Section 2.9 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.4. The initial amount of each Term A-5 Lender’s Term Loan Commitment is set forth on Schedule 2.1(b). The initial aggregate amount of the Lenders’ Term A-5 Commitments (immediately prior to the making of the Term A-5 Loans on the Effective Date pursuant to Section 2.1(b)) is $1,800,000,000.
“Term A-5 Facility” means the Term A-5 Loans.
“Term A-5 Lenders” means the Persons listed on Schedule 2.1(b) and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or an Assumption Agreement in respect of any Term A-5 Loans, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
“Term A-5 Loan” means a Loan made pursuant to Section 2.1(b).
“Term A-5 Maturity Date” means August 1, 2021.
“Term Loan Commitment” means, collectively, the Term A-3 Commitments and the Term A-5 Commitments.
“Term Loans” means, collectively, the Term A-3 Loans and the Term A-5 Loans.
“Term Loan Facility” means the Term A-3 Facility or the Term A-5 Facility, as the case may be.
“Term Loan Maturity Date” means the Term A-3 Maturity Date or the Term A-5 Maturity Date, as the case may be.
“Total Credit Exposure” means, as to any Lender at any time, the outstanding Term Loans of such Lender at such time.
“Transaction Costs” has the meaning specified in the definition of “Blue Coat Transactions.”
“Transactions” means the execution, delivery and performance by the Loan Parties of each Loan Document to which it is a party, the borrowing of Loans and the use of the proceeds thereof.
“Transferred Guarantor” has the meaning specified in Section 8.9.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans constituting such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.
“Veritas Spin-Off” means the sale by Parent consummated on January 29, 2016 of its Veritas information management business to Veritas Holdings Ltd. (f/k/a Havasu Holdings Ltd.), an entity formed and controlled by an affiliate of The Carlyle Group and certain co-investors.
“Wells Fargo” means Wells Fargo Bank, National Association.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” means any Loan Party, the Administrative Agent or any other Person that is required by applicable law to withhold Taxes.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
Section 1.2
    Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Term A-3 Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Term A-3 Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Term A-3 Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Term A-3 Borrowing”).
Section 1.3
    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.
Section 1.4
    Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of Parent and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.
ARTICLE II

THE CREDITS
Section 2.1
    Commitments.
(a)
    Subject to the terms and conditions set forth herein, each Term A-3 Lender severally agrees to make Term A-3 Loans to the Borrower on the Effective Date in an aggregate principal amount equal to its Term A-3 Commitment. Term A-3 Loans, to the extent prepaid or repaid, may not be reborrowed.
(b)
    Subject to the terms and conditions set forth herein, each Term A-5 Lender severally agrees to make Term A-5 Loans to the Borrower on the Effective Date in an aggregate principal amount equal to its Term A-5 Commitment. Term A-5 Loans, to the extent prepaid or repaid, may not be reborrowed.
Section 2.2
    Loans and Borrowings.
(a)
    Each Term Loan shall be made as part of a Borrowing consisting of Term Loans of the same Class made by the applicable Lenders ratably in accordance with their respective Term Loan Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required hereby.
(b)
    Subject to Section 2.14, each Borrowing shall consist entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)
    At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Eurodollar Borrowings outstanding.
(d)
    Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to convert or continue any Borrowing if the Interest Period requested with respect thereto would end after the Term A-3 Maturity Date in respect of the Term A-3 Loans and the Term A-5 Maturity Date in respect of the Term A-5 Loans.
Section 2.3
    Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 2:00 p.m., Eastern time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 9:00 a.m., Eastern time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Borrowing Request in substantially the form of Exhibit B attached hereto and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.2:
(i)
    the aggregate amount of the requested Borrowing;
(ii)
    the date of such Borrowing, which shall be a Business Day;
(iii)
    whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;
(iv)
    whether such Borrowing is to be a Term A-3 Borrowing or a Term A-5 Borrowing;
(v)
    in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(vi)
    the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.7.
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.3, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
Section 2.4
    [Reserved].
Section 2.5
    [Reserved].
Section 2.6
    [Reserved].
Section 2.7
    Funding of Borrowings.
(a)
    Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., Eastern time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. Upon satisfaction of the conditions set forth in Section 4.1, the Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account designated by the Borrower in the applicable Borrowing Request.
(b)
    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Applicable Percentage of such Borrowing, the Administrative Agent may assume that such Lender has made such Applicable Percentage available on such date in accordance with Section 2.7(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its Applicable Percentage of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
Section 2.8
    Interest Elections.
(a)
    Each Borrowing initially shall be an ABR Borrowing (provided that the Borrower may request, no later than three Business Days prior to the applicable date of such Borrowing, that the Lenders make the Term Loans constituting any Borrowing as Eurodollar Loans if the Borrower has delivered to the Administrative Agent a letter in form and substance reasonably satisfactory to the Administrative Agent indemnifying the Lenders in the manner set forth in Section 2.16). Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.8. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated among the Lenders holding the Loans comprising such Borrowing in accordance with their Applicable Percentage, and the Loans comprising each such portion shall be considered a separate Borrowing.
(b)
    To make an election pursuant to this Section 2.8, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.3 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written request (an “Interest Election Request”) in substantially the form of Exhibit C attached hereto and signed by the Borrower.
(c)
    Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.2:
(i)
    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)
    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)
    whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and
(iv)
    if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)
    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)
    If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
Section 2.9
    Termination and Reduction of Commitments.
(a)
    The Term Loan Commitments shall automatically terminate simultaneously with the making of the Term Loans on the Effective Date.
Section 2.10
    Repayment of Loans; Evidence of Debt.
(a)
    The Borrower shall pay to the Administrative Agent, for the account of the Term A-5 Lenders, on the dates set forth below, or if such date is not a Business Day, on the next preceding Business Day (each such date being called a “Repayment Date”), the principal amount of the Term A-5 Loans set forth below (as adjusted from time to time pursuant to Section 2.11), together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

Date	Term A-5 Loan Principal Amortization Payment
December 31, 2016	$45,000,000
March 31, 2017	$45,000,000
June 30, 2017	$45,000,000
September 30, 2017	$45,000,000
December 31, 2017	$45,000,000
March 31, 2018	$45,000,000
June 30, 2018	$45,000,000
September 30, 2018	$45,000,000
December 31, 2018	$45,000,000
March 31, 2019	$45,000,000
June 30, 2019	$45,000,000
September 30, 2019	$45,000,000
December 31, 2019	$45,000,000
March 31, 2020	$45,000,000
June 30, 2020	$45,000,000
September 30, 2020	$45,000,000
December 31, 2020	$45,000,000
March 31, 2021	$45,000,000
June 30, 2021	$45,000,000
Term A-5 Maturity Date	$945,000,000

(b)
    To the extent not previously paid, the Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each applicable Lender the then unpaid principal amount of each Term A-3 Loan on the Term A-3 Maturity Date and (ii) to the Administrative Agent for the account of each applicable Lender the then unpaid principal amount of each Term A-5 Loan on the Term A-5 Maturity Date.
(c)
    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(d)
    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof, in each case in respect of the applicable Term Loan Facility.
(e)
    The entries made in the accounts maintained pursuant to Sections 2.10(c) and 2.10(d) shall be prima facie evidence of the existence and amounts of the obligations recorded therein (absent manifest error); provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.
(f)
    Any Lender may request that Loans made by it be evidenced by a promissory note (a “Note”). In such event, the Borrower shall prepare, execute and deliver to such Lender a Note, in each case payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered permitted assigns) in substantially the form of Exhibit D attached hereto. Thereafter, the Loans evidenced by such Notes and interest thereon shall at all times (including after assignment pursuant to Section 9.4) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
Section 2.11
    Prepayment of Loans.
(a)
    The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with and in minimum amounts set forth in Section 2.11(c).
(b)
    Any prepayment of a Term A-5 Loan Borrowing pursuant to Section 2.11(a) shall be applied to reduce the subsequent scheduled and outstanding repayments of the Term A-5 Loan Borrowings to be made pursuant to Section 2.10(a) as directed by the Borrower (and absent such direction, in direct order of maturity).
(c)
    The Borrower shall notify the Administrative Agent by telephone (confirmed by facsimile) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 2:00 p.m., Eastern time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, Eastern time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that a notice of prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities or consummation of other financing arrangements, or upon other specified events, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice relating to any Borrowing, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.2. Each prepayment of a Borrowing shall be applied ratably to the applicable Loans of the Lenders in accordance with their respective Applicable Percentages. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13 and any costs incurred as contemplated by Section 2.16.
Section 2.12
    Fees. The Borrower agrees to pay to the Administrative Agent for its own account, fees payable in the amounts and at the times separately agreed between Parent and the Administrative Agent. All fees payable hereunder shall be paid on the dates due, in immediately available funds. Fees paid shall not be refundable under any circumstances.
Section 2.13
    Interest.
(a)
    The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.
(b)
    The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(c)
    Notwithstanding the foregoing, at all times when an Event of Default has occurred under Section 7.1(a), Section 7.1(b), Section 7.1(h), Section 7.1(i) or Section 7.1(j) and is continuing, all overdue amounts outstanding hereunder shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.13 or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in Section 2.13(a); provided that no amount shall be payable pursuant to this Section 2.13(c) to a Defaulting Lender so long as such Lender shall be a Defaulting Lender.
(d)
    Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to Section 2.13(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Term Loan prior to the applicable Term Loan Maturity Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(e)
    All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
Section 2.14
    Alternate Rate of Interest. If at least two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing:
(a)
    the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) Dollar deposits are not being offered to banks in the London interbank market for the applicable amount and Interest Period of such Eurodollar Borrowing, or (ii) adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or
(b)
    the Administrative Agent is advised by the Required Term A-3 Term Loan Lenders or the Required Term A-5 Loan Lenders (as applicable to the Term A-3 Loans or the Term A-5 Loans, respectively) that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing and the utilization of the LIBO Rate component in determining the Alternate Base Rate shall be suspended; provided, however, that, in each case, the Borrower may revoke any Borrowing Request that is pending when such notice is received.
Notwithstanding the foregoing, if the Administrative Agent has made the determination described in Section 2.14(a) and/or is advised by the Required Term A-3 Loan Lenders or the Required Term A-5 Loan Lenders, as applicable, of their determination in accordance with Section 2.14(b) and the Borrower shall so request, the Administrative Agent, the Required Term A-3 Loan Lenders or the Required Term A-5 Loan Lenders, as applicable, and the Borrower shall negotiate in good faith to amend the definition of “LIBO Rate” and other applicable provisions to preserve the original intent thereof in light of such change; provided that, until so amended, the Loans under such Eurodollar Borrowing at issue will be handled as otherwise provided pursuant to the terms of this Section 2.14.
Section 2.15
    Increased Costs; Illegality.
(a)
    If any Change in Law shall:
(i)
    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate);
(ii)
    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)
    impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount), then, upon request of such Lender or other Recipient, the Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered; provided that the Borrower shall not be liable for such compensation unless such Lender or other Recipient is generally charging such amounts to similarly situated borrowers under comparable syndicated credit facilities.
(b)
    If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction actually suffered.
(c)
    A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 2.15(a) or 2.15(b) shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)
    Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.15 for any increased costs incurred or reductions suffered more than 270 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof).
(e)
    If any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund LIBO Rate Loans, or to determine or charge interest rates based upon the LIBO Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue LIBOR Rate Loans or to convert ABR Loans to LIBO Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all LIBO Rate Loans of such Lender to ABR Loans (without reference to clause (c) of the defined term “Alternate Base Rate”), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBO Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBO Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.
Section 2.16
    Break Funding Payments. In the event of (a) the payment or prepayment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
Section 2.17
    Taxes.
(a)
    For purposes of this Section 2.17, the term “applicable law” includes FATCA.
(b)
    Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)
    The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)
    The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)
    Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.4(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.17(e).
(f)
    As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.17, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)
    (A)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(g)(ii)(A), 2.17(g)(ii)(B) and 2.17(g)(ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(i)
    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower:
(A)
    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)
    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)
    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)
    executed copies of IRS Form W-8ECI;
(3)
    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable; or
(4)
    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;
(C)
    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)
    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.17(g)(ii)(D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 2.17(g).
(h)
    If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.17(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.17(h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.17(h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.17(h) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)
    Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
Section 2.18
    Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
(a)
    The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 2:00 p.m., Eastern time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Payment Office, except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Except as otherwise provided herein, if any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.
(b)
    If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
(c)
    If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (x) notify the Administrative Agent of such fact, and (y) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:
(i)
    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)
    the provisions of this Section 2.18(c) shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any subsidiary thereof (as to which the provisions of this Section 2.18(c) shall apply).
The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(d)
    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
Section 2.19
    Mitigation Obligations; Replacement of Lenders.
(a)
    If any Lender requests compensation under Section 2.15, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense reasonably deemed by such Lender to be material and would not otherwise be disadvantageous in any material economic, legal or regulatory respect to, such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)
    If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.19(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.4), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.15 or 2.17) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(iii)
    the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 9.4;
(iv)
    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.16) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(v)
    in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments;
(vi)
    such assignment does not conflict with applicable law; and
(vii)
    in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment need not be a party thereto.
Section 2.20
    [Reserved].
Section 2.21
    Extension of Maturity Date.
(a)
    At least 45 days but not more than 60 days prior to any Anniversary Date, the Borrower, by written notice to the Administrative Agent, may request an extension of the Term Loan Maturity Date in effect at such time with respect to any Class by one calendar year from its then scheduled expiration (each Class subject to such extension request, an “Affected Class”). The Administrative Agent shall promptly notify each relevant Lender of the Affected Class of such request, and each such Lender shall in turn, in its sole discretion, not later than 30 days prior to such Anniversary Date, notify the Borrower and the Administrative Agent in writing as to whether such Lender will consent to such extension for the Affected Class. If any relevant Lender of the Affected Class shall fail to notify the Administrative Agent and the Borrower in writing of its consent to any such request for extension of the Term Loan Maturity Date for such Affected Class at least 30 days prior to the applicable Anniversary Date, such Lender shall be deemed to be a Declining Lender with respect to such request. The Administrative Agent shall notify the Borrower not later than 25 days prior to the applicable Anniversary Date of the decision of the applicable Lenders regarding the Borrower’s request for an extension of the Term Loan Maturity Date for such Affected Class.
(b)
    If all of the applicable Lenders of the Affected Class consent in writing to any such request in accordance with Section 2.21(a), the applicable Term Loan Maturity Date for such Affected Class in effect at such time shall, effective as at the applicable Anniversary Date (the “Extension Date”), be extended for one calendar year; provided that on each Extension Date, the Borrower shall deliver to the Administrative Agent a certificate of the Borrower signed by an authorized officer of the Borrower certifying that, before and after giving effect to such extension, (i) the representations and warranties contained in Article III and the other Loan Documents are true and correct in all material respects (or if qualified as to materiality or Material Adverse Effect, in all respects), assuming for purposes hereof that the references therein to the “Effective Date” shall be deemed to be to the “Extension Date” and except to the extent that such representations and warranties specifically refer to an earlier date (other than, for the avoidance of doubt, the Effective Date), in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.21, the representations and warranties contained in Section 3.4(a) shall be deemed to refer to the most recent statements furnished pursuant to Section 5.1, and (ii) no Default or Event of Default exists. If the sum of the Term Loans of the existing Lenders in the Affected Class that have agreed so to extend the applicable Term Loan Maturity Date and the additional Loans of the Affected Class of assignees assumed in accordance with Section 2.21(c) shall be more than 50% of the aggregate amount of the Term Loans of such Affected Class in effect immediately prior to the existing Term Loan Maturity Date of such Affected Class, then the applicable Term Loan Maturity Date in effect at such time shall, effective as at the applicable Extension Date, be extended as to those Lenders of such Affected Class that so consented (each an “Extending Lender”) but shall not be extended as to any other Lender (each a “Declining Lender”). To the extent that the Term Loan Maturity Date is not extended as to any Lender of the Affected Class pursuant to this Section 2.21 and the Term Loans of the Affected Class held by such Lender are not assigned in accordance with Section 2.21(c) on or prior to the applicable Extension Date, the Term Loans of the Affected Class held by such Declining Lender shall automatically terminate in whole on such unextended Term Loan Maturity Date of the Affected Class without any further notice or other action by the Borrower, such Lender or any other Person and any outstanding Loans of the Affected Class held by such Declining Lender, together with accrued and unpaid interest, fees and other amounts due to such Declining Lender shall be paid in full on such unextended Term Loan Maturity Date of the Affected Class; provided that such Declining Lender’s rights under Sections 2.15, 2.17 and 9.3 shall survive the Term Loan Maturity Date of the Affected Class for such Lender as to matters occurring prior to such date. It is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Borrower for any requested extension of any Term Loan Maturity Date. No Term Loan Maturity Date may be extended in accordance with this Section 2.21 more than two times.
(c)
    If there are any Declining Lenders with respect to the Affected Class, the Borrower may arrange for one or more Extending Lenders or other assignees, subject to the requirements of Section 9.4(c) (each such assignee that accepts an offer to assume a Declining Lender’s Term Loans of the Affected Class as of the applicable Extension Date being an “Assuming Lender”), to assume, effective as of the Extension Date, any Declining Lender’s Term Loans of the Affected Class and all of the obligations of such Declining Lender under this Agreement thereafter arising with respect to the Affected Class, without recourse to or warranty by, or expense to, such Declining Lender; provided, however, that the amount of the Term Loans of any such Assuming Lender as a result of such substitution shall in no event be less than $50,000,000 unless the amount of the Term Loans of the Affected Class held by such Declining Lender is less than $50,000,000, in which case such Assuming Lender shall assume all of such lesser amount; and provided, further, that:
(ii)
    any such Extending Lender or Assuming Lender shall have paid to such Declining Lender (A) the aggregate principal amount of, and any interest accrued and unpaid to the effective date of the assignment on, the outstanding Term Loans of the Affected Class, if any, of such Declining Lender plus (B) any accrued but unpaid fees owing to such Declining Lender as of the effective date of such assignment;
(iii)
    all additional cost reimbursements, expense reimbursements and indemnities payable to such Declining Lender, and all other accrued and unpaid amounts owing to such Declining Lender hereunder, as of the effective date of such assignment shall have been paid to such Declining Lender; and
(iv)
    with respect to any such Assuming Lender, the applicable processing and recordation fee required under Section 9.4 for such assignment shall have been paid;
provided, further, that such Declining Lender’s rights under Sections 2.15, 2.17 and 9.3 shall survive such substitution as to matters occurring prior to the date of substitution. At least three Business Days prior to any Extension Date, (A) each such Assuming Lender, if any, shall have delivered to the Borrower and the Administrative Agent an Assignment and Assumption, in form and substance satisfactory to the Borrower and the Administrative Agent (an “Assumption Agreement”), duly executed by such Assuming Lender, such Declining Lender, the Borrower and the Administrative Agent, (B) any such Extending Lender shall have delivered confirmation in writing satisfactory to the Borrower and the Administrative Agent as to the increase in the amount of its Term Loans of the Affected Class and (C) each Declining Lender being replaced pursuant to this Section 2.21 shall have delivered to the Administrative Agent any Note or Notes held by such Declining Lender. Upon the payment or prepayment of all amounts referred to in clauses (i), (ii) and (iii) of the immediately preceding proviso, each such Extending Lender or Assuming Lender, as of the Extension Date, will be substituted for such Declining Lender under this Agreement and shall be a Lender of the Affected Class for all purposes of this Agreement, without any further acknowledgment by or the consent of the other Lenders, and the obligations of each such Declining Lender hereunder shall, by the provisions hereof, be released and discharged.
(d)
    If all of the Extending Lenders and Assuming Lenders (after giving effect to any assignments and assumptions pursuant to Section 2.21(c)) consent in writing to a requested extension of the Affected Class (whether by written consent pursuant to Section 2.21(a), by execution and delivery of an Assumption Agreement or otherwise) not later than one Business Day prior to such Extension Date, the Administrative Agent shall so notify the Borrower, and, so long as no Default shall have occurred and be continuing as of such Extension Date, or shall occur as a consequence thereof, the Term Loan Maturity Date of the Affected Class then in effect shall be extended for the additional one-year period as described in Section 2.21(a), and all references in this Agreement, and in the Notes, if any, to the “Term Loan Maturity Date” or similar term with respect to the Affected Class shall, with respect to each Extending Lender and each Assuming Lender for such Extension Date, refer to the Term Loan Maturity Date of the Affected Class as so extended. Promptly following each Extension Date, the Administrative Agent shall notify the Lenders (including, without limitation, each Assuming Lender) of the extension of the scheduled Term Loan Maturity Date of the Affected Class in effect immediately prior thereto and shall thereupon record in the Register the relevant information with respect to each such Extending Lender and each such Assuming Lender.
(e)
    Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Term Loans as extended pursuant to this Section 2.21 and (ii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.21, and the Required Lenders, the Required Term A-3 Loan Lenders and the Required Term A-5 Loan Lenders hereby expressly authorize the Administrative Agent to enter into any such amendment.
(f)
    This Section 2.21 shall supersede any provisions in Section 2.18 or Section 9.2 to the contrary.
Section 2.22
    Defaulting Lenders.
(a)
    Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)
    Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders, Required Term A-3 Loan Lenders and Required Term A-5 Loan Lenders, as applicable, and in Section 9.2.
(ii)
    Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.8 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fourth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with their respective Applicable Percentage. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.22(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(b)
    If the Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties under the applicable Facility; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
ARTICLE III

REPRESENTATIONS AND WARRANTIES
Parent represents and warrants to the Lenders that as of the Effective Date:
Section 3.1
    Organization; Powers. Each of Parent and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.
Section 3.2
    Authorization; Enforceability. The Transactions are within Parent’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by Parent and constitutes a legal, valid and binding obligation of Parent, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
Section 3.3
    Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of Parent or any of the Subsidiaries, (c) will not violate any order of any Governmental Authority, (d) will not violate or result in a default under any indenture, agreement or other instrument binding upon Parent or any of the Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by Parent or any of the Subsidiaries other than such violations, defaults or payments that could not reasonably be expected to result in a Material Adverse Effect, and (e) will not result in the creation or imposition of any Lien on any asset of Parent or any of the Subsidiaries.
Section 3.4
    Financial Condition; No Material Adverse Change; Projections.
(a)
    Parent has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal year ended April 1, 2016, reported on by KPMG LLP, independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Parent and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.
(b)
    Since April 1, 2016, except as set forth in documents publicly available and filed by Parent with the Securities and Exchange Commission prior to the Effective Date, there has been no material adverse change in the business, financial condition or operations of Parent and its Subsidiaries, taken as a whole.
(c)
    The projections furnished to the Lenders prior to the Effective Date were prepared in good faith based upon assumptions that are believed by Parent to be reasonable at the time made and as of the Effective Date; it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond Parent’s control, and that no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by any such projections may differ significantly from the projected results and such differences may be material.
Section 3.5
    Properties.
(a)
    Except as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, each of Parent and its Subsidiaries has good title to, or valid leasehold interests in or rights to use, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.
(b)
    Each of Parent and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by Parent and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
Section 3.6
    Litigation and Environmental Matters.
(c)
    Except for the Disclosed Matters, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries (i) that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement, any other Loan Document or the Transactions.
(d)
    Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither Parent nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.
Section 3.7
    Compliance with Laws and Agreements. Each of Parent and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
Section 3.8
    Investment Company Status. None of Parent, any Person Controlling Parent, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
Section 3.9
    Taxes. Each of Parent and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which Parent or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
Section 3.10
    ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.
Section 3.11
    Disclosure. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of Parent to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that with respect to projected financial information, Parent represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
Section 3.12
    Margin Regulations. No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System). No proceeds of the Loans will be used, directly or indirectly, to purchase or carry any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit for such purpose or for any other purpose that would violate or be inconsistent with Regulations T, U or X of the Board of Governors of the Federal Reserve System or any provision of the Securities Exchange Act of 1934.
Section 3.13
    Anti-Corruption Laws and Sanctions.
(c)
    The Borrower will not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for the purpose of funding (i) any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or (ii) any other transaction that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.
(d)
    The Borrower and the Subsidiaries will not use the proceeds of the Loans directly, or, to the knowledge of Parent, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”).
(e)
    Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, to the knowledge of Parent, none of Parent or the Subsidiaries has, in the past three years, committed a violation of applicable regulations of the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), Title III of the USA Patriot Act or the FCPA.
(f)
    Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, none of Parent, the Subsidiaries, or, to the knowledge of Parent, any director, officer or employee thereof is an individual or entity currently on OFAC’s list of Specifically Designated Nationals and Blocked Persons, nor is Parent or any Subsidiary located, organized or resident in a country or territory that is the subject of Sanctions.
Section 3.14
    Solvency. Immediately after the consummation of the Blue Coat Transactions and the transactions to occur on the Effective Date, Parent and the Subsidiaries will, on a consolidated basis, be Solvent.
ARTICLE IV

CONDITIONS
Section 4.1
    Effective Date. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.2):
(b)
    The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.
(c)
    The Administrative Agent shall have received each Note executed by the Borrower in favor of each Lender that has requested such Note at least five Business Days prior to the Effective Date.
(d)
    The Administrative Agent shall have received a Borrowing Request signed by the Borrower in accordance with the requirements hereof for (i) the Term A-3 Loans and (ii) the Term A-5 Loans.
(e)
    The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated as of the Effective Date) of Fenwick & West LLP, counsel for the Borrower, in substantially the form of Exhibit F hereto. The Borrower hereby requests such counsel to deliver such opinion.
(f)
    The Administrative Agent shall have received such customary secretary’s closing certificates, organizational documents, customary evidence of authorization of the Transactions, this Agreement and the other Loan Documents and good standing certificates in jurisdictions of formation/organization, in each case with respect to the Borrower and the Guarantors, as the Administrative Agent may reasonably request.
(g)
    The Specified Representations shall be true and correct on and as of the Effective Date.
(h)
    The Administrative Agent shall have received a guaranty agreement (the “Guaranty”) in substantially the form of Exhibit G hereto, executed by each of the Material Subsidiaries.
(i)
    The Administrative Agent shall have received a solvency certificate executed by the chief financial officer of Parent (after giving effect to the Blue Coat Transactions) substantially in the form attached hereto as Exhibit H;
(j)
    All fees required to be paid on the Effective Date and reasonable out-of-pocket expenses required to be paid on the Effective Date, in each case as previously agreed in writing, to the extent invoiced at least three Business Days prior to the Effective Date (except as otherwise reasonably agreed by the Borrower), shall, upon the initial funding of the Loans, have been, or will be substantially simultaneously, paid (which amounts may be offset against the proceeds of the Loans, as applicable).
(k)
    Since the date of the Merger Agreement, there shall not have occurred and be continuing a Material Adverse Effect (as defined in the Merger Agreement) with respect to the Target.
(l)
    The Acquisition shall have been consummated, or substantially simultaneously with the initial funding of the Loans on the Effective Date, shall be consummated, in all material respects in accordance with the terms of the Merger Agreement, after giving effect to any modifications, amendments, consents or waivers by Parent thereto, other than those modifications, amendments, consents or waivers that are materially adverse to the interests of the Lenders or the Arrangers in their capacities as such, unless consented to in writing by the Arrangers.
(m)
    (i) Substantially simultaneously with the initial funding of the Loans on the Effective Date and the consummation of the Acquisition, the Refinancing shall be consummated and (ii) the notices of redemption in respect of the Blue Coat Notes delivered to the Blue Coat Notes Trustee on July 1, 2016 shall not have been revoked, the conditions thereto shall not have been modified, no additional conditions shall have been added thereto and cash sufficient to satisfy the redemption of an aggregate principal amount of $187,999,000 of the Blue Coat Notes at a redemption price equal to 108.375% of such principal amount, plus all accrued and unpaid interest thereon, shall have been irrevocably deposited with the Blue Coat Notes Trustee in connection therewith.
(n)
    The Administrative Agent and the Arrangers shall have received, at least three Business Days prior to the Effective Date, all documentation and other information about the Borrower and the Guarantors that shall have been reasonably requested by the Administrative Agent or the Arrangers in writing at least 10 Business Days prior to the Effective Date and that the Administrative Agent and the Arrangers reasonably determine is required by United States regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.
(o)
    The Administrative Agent shall have received (i) audited consolidated balance sheets of the Target and its consolidated subsidiaries as at the end of, and related statements of income and cash flows of the Target and its consolidated subsidiaries for the fiscal years ended April 30, 2014, April 30, 2015 and April 30, 2016, (ii) audited consolidated balance sheets of Parent and its consolidated subsidiaries as at the end of, and related statements of income and cash flows of Parent and its consolidated subsidiaries for, the fiscal years ended March 28, 2014, April 3, 2015 and April 1, 2016 (and the Administrative Agent acknowledges that it has received the balance sheets and statements of income and cash flows described in clauses (i) and (ii) of this Section 4.1(n) as of the Effective Date), (iii) an unaudited consolidated balance sheet of the Target and its consolidated subsidiaries as at the end of, and related statements of income and cash flows of the Target and its consolidated subsidiaries for each fiscal quarter (other than the last fiscal quarter of the year) ended at least 45 days before the Effective Date (in the case of this clause (iii), without footnotes) together with financial statements for the corresponding portion of the previous year, in each case, prepared in accordance with GAAP, (iv) an unaudited consolidated balance sheet of Parent and its consolidated subsidiaries as at the end of, and related statements of income and cash flows of Parent and its consolidated subsidiaries for each fiscal quarter (other than the last fiscal quarter of the year) ended at least 45 days before the Effective Date (in the case of this clause (iv), without footnotes) together with financial statements for the corresponding portion of the previous year, in each case, prepared in accordance with GAAP and (v) a pro forma consolidated balance sheet and related pro forma consolidated statement of income of Parent as of, and for the twelve-month period ending on, the last day of the most recently completed four-fiscal quarter period ended at least 45 days (or 70 days, in case such four-fiscal quarter period is at the end of Parent’s fiscal year) prior to the Effective Date, prepared after giving effect to the Blue Coat Transactions as if the Blue Coat Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such income statements) which need not be prepared in compliance with Regulation S-X of the Securities Act of 1933, as amended, or include adjustments for purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R)).
The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Without limiting the generality of the provisions of Article VIII, for purposes of determining compliance with the conditions specified in this Section 4.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.
ARTICLE V

AFFIRMATIVE COVENANTS
Until the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that:
Section 5.1
    Financial Statements; Ratings Change and Other Information. The Borrower will, and after the Special Assumption Date, will cause Parent to, furnish to the Administrative Agent and each Lender:
(a)
    within 90 days after the end of each fiscal year of Parent (beginning with fiscal year 2017), its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP, or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit other than any “going concern” or like qualification or exception that is expressly resulting solely from an upcoming maturity date under the Facilities occurring within one year from the time such opinion is delivered) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
(b)
    within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Parent, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
(c)
    concurrently with any delivery of financial statements under Section 5.1(a) or 5.1(b), a certificate of a Financial Officer of Parent in substantially the form of Exhibit I attached hereto (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with the Financial Performance Covenant and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.4(a) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;
(d)
    concurrently with any delivery of financial statements under Section 5.1(a), a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);
(e)
    promptly after (and in any event within five Business Days after) Parent obtaining knowledge thereof, written notice of any decrease in or cancellation of any Debt Rating;
(f)
    promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Parent or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by Parent to its shareholders generally, as the case may be, provided, that such information shall be deemed to have been delivered on the date on which such information has been posted on Parent’s website on the Internet at http://www.symantec.com (or any successor page) or at http://www.sec.gov; and
(g)
    promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Parent or any Subsidiary, or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent (or through the Administrative Agent, any Lender) may reasonably request; provided that Parent will not be required to provide any information (i) that constitutes non-financial trade secrets or non-financial proprietary information of Parent or any of its Subsidiaries or any of their respective customers or suppliers, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives) is prohibited by applicable law or (iii) the disclosure of which would waive any attorney-client privilege, or violate any confidentiality obligations owed to any third party by Parent or any Subsidiary.
Section 5.2
    Notices of Material Events. The Borrower will, and after the Special Assumption Date the Borrower will cause Parent to, furnish to the Administrative Agent and each Lender prompt written notice of the following:
(d)
    the occurrence of any Default;
(e)
    the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Parent or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and
(f)
    the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect.
Each notice delivered under this Section 5.2 shall be accompanied by a statement of a Financial Officer or other executive officer of Parent setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
Section 5.3
    Existence; Conduct of Business. The Borrower will, and will cause each of the Subsidiaries to, and after the Special Assumption Date will cause Parent to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, in each case (other than the preservation of the existence of the Borrower) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.2.
Section 5.4
    Payment of Obligations. The Borrower will, and will cause each of the Subsidiaries to, and after the Special Assumption Date will cause Parent to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) Parent, the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.
Section 5.5
    Maintenance of Properties; Insurance. Except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, the Borrower will, and will cause each of the Subsidiaries to, and after the Special Assumption Date will cause Parent to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain insurance (either by way of self-insurance or with financially sound and reputable insurance companies) in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.
Section 5.6
    Books and Records; Inspection Rights. The Borrower will, and will cause each of the Subsidiaries to, and after the Special Assumption Date will cause Parent to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities as and to the extent required by GAAP. The Borrower will, and will cause each of the Subsidiaries to, and after the Special Assumption Date will cause Parent to, permit any representatives designated by the Administrative Agent (or any Lender acting through the Administrative Agent), upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.
Section 5.7
    Compliance with Laws. The Borrower will, and will cause each of the Subsidiaries to, and after the Special Assumption Date will cause Parent to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
Section 5.8
    Use of Proceeds. The proceeds of the Loans will be used by the Borrower and the Subsidiaries, together with the proceeds from the Convertible Notes Issuance, the proceeds of the Term A-2 Loans (as defined in the Existing Credit Agreement) and cash on hand of Parent and the Subsidiaries, to pay the Acquisition Funds and for general corporate purposes, acquisitions and stock repurchases under stock repurchase programs approved by Parent. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.
Section 5.9
    Financial Covenants. The Borrower shall maintain, and after the Special Assumption Date will cause Parent to maintain, as of the last day of each fiscal quarter of Parent, commencing with the first fiscal quarter of Parent following the Effective Date, a Consolidated Leverage Ratio for the Measurement Period ending on such day of not more than the amount set forth below across from the period that includes such day:

Period	Maximum Consolidated Leverage Ratio
Effective Date through August 1, 2018	5.50:1.0
Thereafter	4.75:1.0
Section 5.10
    Additional Guarantors.
(f)
    If, as of the date of the most recently available financial statements delivered pursuant to Section 5.1(a) or 5.1(b), as the case may be, any Person shall have become a Material Subsidiary, then the Borrower shall, within 30 days after delivery of such financial statements (or such later date as agreed by the Administrative Agent), cause such Material Subsidiary to enter into a Guaranty Accession, unless (i) prior to the Special Assumption Date, such Material Subsidiary is a direct or indirect subsidiary of any Person that is not a Domestic Subsidiary or (ii) in the case of any Person who shall become a Material Subsidiary as a result of an acquisition by Parent or any of its Subsidiaries, the execution of such a counterpart would violate any agreement to which such Material Subsidiary shall be party (and which was not entered into upon or following such acquisition).
(g)
    On the Special Assumption Date and concurrently with the effectiveness of the Special Assumption, Parent shall enter into a Guaranty Accession.
ARTICLE VI

NEGATIVE COVENANTS
Until the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Borrower covenants and agrees with the Lenders that:
Section 6.1
    Liens. The Borrower will not, and will not permit any Subsidiary to, and after the Special Assumption Date will not permit Parent to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:
(g)
    Permitted Encumbrances;
(h)
    any Lien on any property or asset of Parent or any Subsidiary existing on the date hereof and set forth in Schedule 6.1; provided that (i) such Lien shall not apply to any other property or asset of Parent or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
(i)
    any Lien existing on any property or asset prior to the acquisition thereof by Parent or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of Parent or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
(j)
    Liens on fixed or capital assets acquired, constructed or improved by Parent or any Subsidiary; provided that (i) such security interests and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (ii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iii) such security interests shall not apply to any other property or assets of Parent or any Subsidiary;
(k)
    the filing of protective Uniform Commercial Code financing statements in connection with any Securitization Transaction naming as secured party the applicable Securitization Entity and indicating as collateral the applicable Securitization Assets with the aggregate value of all such Securitization Assets not exceeding, at the time of entering into any Securitization Transaction, the greater of (i) $400,000,000 and (ii) 2.35% of Consolidated Total Assets at such time;
(l)
    Liens on deposit accounts subject to Cash Pooling Arrangements in favor of the financial institutions providing such Cash Pooling Arrangements;
(m)
    Liens in respect of any Sale Leasebacks; provided that such Liens do not at any time extend to or cover any assets other than the assets subject to such Sale Leasebacks (and accessions to or proceeds of such assets); and
(n)
    other Liens securing Indebtedness or other obligations in an aggregate principal amount not to exceed, at the time of the incurrence of such Indebtedness or other obligations and together (without duplication) with the aggregate principal amount of any Indebtedness of any Subsidiaries incurred pursuant to Section 6.3(i) and obligations secured pursuant to this Section 6.1(h), the greater of (i) $400,000,000 and (ii) 2.35% of Consolidated Total Assets at such time.
Section 6.2
    Fundamental Changes.
(c)
    The Borrower will not, and will not permit any Subsidiary to, and after the Special Assumption Date will not permit Parent to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the stock of any of its subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing:
(i)
    any Person (other than the Borrower) may merge into Parent in a transaction in which Parent is the surviving corporation;
(ii)
    any Person may merge into the Borrower in a transaction in which the Borrower is the surviving corporation;
(iii)
    any Person may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary;
(iv)
    Parent or any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to Parent or to another Subsidiary;
(v)
    any Subsidiary (other than the Successor Borrower after the Special Assumption Date) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; and
(vi)
    Parent or any of the Subsidiaries may sell any Subsidiary (other than the Borrower), or substantially all of the capital stock or assets thereof, provided, that (A) any such sale is for fair market value, determined in good faith by Parent (and, if approval by its board of directors of the sale is required by applicable law or otherwise, such determination shall be approved by its board of directors) and (B) if such sale requires a release of all or substantially all of the value of the Guaranty, each of the Lenders has provided its written consent to the extent required by clause (v) of Section 9.2(b).
(d)
    The Borrower will not, and will not permit any of the Subsidiaries to, and after the Special Assumption Date will not permit Parent to, engage to any material extent in any business other than businesses of the type conducted by Parent and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related or complementary thereto.
Section 6.3
    Subsidiary Indebtedness. The Borrower will not, and after the Special Assumption Date will cause Parent not to, permit any Subsidiary to incur any Indebtedness (including any Guarantee by a Subsidiary of Indebtedness of the Borrower) except:
(e)
    Indebtedness of its subsidiaries described on Schedule 6.3;
(f)
    Indebtedness under Cash Pooling Arrangements;
(g)
    Indebtedness of any subsidiary of the Borrower (or, after the Special Assumption Date, any Subsidiary of Parent other than the Borrower) acquired after the Effective Date and Indebtedness of a Person merged or consolidated with or into the Borrower or a subsidiary of the Borrower after the Effective Date, which Indebtedness in each case exists at the time of such acquisition, merger or consolidated and was not created or incurred in contemplation of such acquisition, merger or consolidation;
(h)
    Permitted Accretive Acquisition Debt of any Foreign Subsidiary and any Permitted Refinancing thereof; provided that (x) both immediately prior and after giving effect to such Foreign Subsidiary becoming liable in respect thereof, no Default or Event of Default shall exist or result therefrom, (y) the principal amount of any Indebtedness that any Foreign Subsidiary shall become liable for under this Section 6.3(d) shall not be greater than the fair market value of the assets or Equity Interests (as determined in good faith by Parent) acquired by Parent and/or its Subsidiaries in the Accretive Acquisition related to such Permitted Accretive Acquisition Debt and (z) such Indebtedness shall not be guaranteed by, or otherwise become a liability of, any other Subsidiary of Parent; provided, further, that in the case of Permitted Accretive Acquisition Debt incurred in connection with an Accretive Acquisition for which the aggregate cash consideration paid exceeds $500,000,000, Parent shall have delivered a certificate of a Financial Officer, certifying that such acquisition complies with all of the requirements set forth in the definition of “Accretive Acquisition” and containing reasonably detailed calculations in support thereof;
(i)
    Indebtedness in the form of Capital Lease Obligations arising out of any Sale Leaseback;
(j)
    Indebtedness of a Subsidiary that is a Guarantor;
(k)
    Indebtedness of a Subsidiary owed to Parent or another Subsidiary; provided that any such Indebtedness of any Loan Party owing to any Subsidiary that is not a Loan Party that is outstanding at any time after the date that is 30 days after the Effective Date (or such later date as the Administrative Agent may reasonably agree) shall be subordinated to the Loans (but only to the extent (1) permitted by applicable law and (2) such subordination could not reasonably be expected to give rise to material adverse Tax consequences (as determined in good faith by the Borrower in consultation with the Administrative Agent)) on terms (A) at least as favorable to the Lenders as those set forth in the form of intercompany subordination agreement attached as Exhibit J or (B) otherwise reasonably satisfactory to the Administrative Agent;
(l)
    Indebtedness under the Existing Credit Agreement as of the Effective Date in an aggregate principal amount not to exceed $2,800,000,000 and any Permitted Refinancing thereof, and in each case any Guarantee thereof;
(m)
    any other Indebtedness of a Subsidiary, the aggregate principal amount of which does not exceed, at the time of the incurrence thereof (when taken together (without duplication) with the aggregate outstanding face amount of the obligations secured by Liens existing in reliance on Section 6.1(h) and Indebtedness incurred pursuant to this Section 6.3(i)), the greater of (x) $400,000,000 and (y) 2.35% of Consolidated Total Assets at such time; and
(n)
    Indebtedness under this Agreement and any Guarantee thereof.
Section 6.4
    Restricted Payments. Prior to the Special Assumption Date the Borrower will not, and after the Special Assumption Date the Borrower will not permit Parent to, directly or indirectly, declare or make any dividend payment, or make any other distribution of cash, property or assets, in respect of any of its Equity Interests, or purchase, redeem, retire or otherwise acquire for value any shares of its Equity Interests (collectively, a “Restricted Payment”), or set aside funds for any of the foregoing, unless, at the time any such payment is declared and immediately after giving effect to such payment and any Indebtedness incurred in connection therewith, the Borrower is in compliance with the Financial Performance Covenant (determined with regard to calculations made on a pro forma basis for the Measurement Period then most recently ended for which the Administrative Agent has received the financial statements required by Section 5.1 or for which such financial statements were required to have been delivered as if such payment had been made and any related Indebtedness had been incurred on the last day of such Measurement Period); provided, however, that this Section 6.4 shall not prohibit (a) the making of any Restricted Payment within 90 days after the date of declaration thereof or call therefor so long as such Restricted Payment was permitted under this Section 6.4 on such date, (b) the payment of any dividends declared prior to the Effective Date, (c) the declaration and payment, in cash, in each fiscal quarter of Parent occurring during the period this Agreement is in effect, of its regular quarterly dividend of up to $0.15 per common share, (d) the repurchase of Equity Interests pursuant to any accelerated stock repurchase or similar agreement; provided that the payment made by the Borrower with respect to such repurchase was permitted under this Section 6.4 (without regards to this clause (d)) at the time of such payment, and (e) the declaration and payment of Restricted Payments payable solely in shares of any class of Parent’s Equity Interests (other than Disqualified Securities).
ARTICLE VII

EVENTS OF DEFAULT
Section 7.1
    Event of Default. If any of the following events (each, an “Event of Default”) shall occur:
(e)
    the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(f)
    the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 7.1(a)) payable under any of the Loan Documents, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;
(g)
    any representation or warranty made or deemed made by or on behalf of Parent or any Material Subsidiary in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement, any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect in any material respect (or if qualified as to materiality or Material Adverse Effect, in any respect) when made or deemed made;
(h)
    the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.2(a), Section 5.3 (with respect to the Borrower’s existence), Section 5.8 or Section 5.9 or in Article VI; provided that any Event of Default under Section 5.9 is subject to cure as provided in Section 7.2 and an Event of Default with respect to such Section 5.9 shall not occur until the expiration of the 10th Business Day subsequent to the date on which the financial statements with respect to the applicable fiscal quarter (or the fiscal year ended on the last day of such fiscal quarter) are required to be delivered pursuant to Section 5.1(a) or Section 5.1(b), as applicable;
(i)
    the Borrower shall fail to observe or perform any covenant, condition or agreement contained in any of the Loan Documents (other than those specified in Section 7.1(a), Section 7.1(b) or Section 7.1(d)), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);
(j)
    Parent, the Borrower or any Material Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), after giving effect to any applicable grace period, if any, specified in the agreement or instrument relating to such Material Indebtedness;
(k)
    any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, after giving effect to any applicable grace period, if any, specified in the agreement or instrument relating to such Material Indebtedness; provided that this Section 7.1(g) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness and (ii) the exercise by any holder of its right to require Parent on or after March 4, 2020 to repurchase the 2.5% convertible senior notes due 2021 as set forth in Section 3.02 of the Indenture, dated as of March 4, 2016, between Parent and Wells Fargo, as trustee;
(l)
    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Parent, the Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Debtor Relief Law or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Parent, the Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(m)
    Parent, the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Debtor Relief Law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 7.1(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Parent, the Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(n)
    Parent, the Borrower or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(o)
    one or more judgments for the payment of money in excess of $150,000,000 in the aggregate (to the extent not covered by insurance or indemnities as to which the applicable insurance company or third party has not denied its obligation) shall be rendered against Parent, the Borrower, any Material Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any material assets of Parent, the Borrower or any Material Subsidiary to enforce any such judgment;
(p)
    an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;
(q)
    the Borrower shall have failed to deposit with the Blue Coat Notes Trustee cash sufficient to satisfy the redemption of all of the Blue Coat Notes within one Business Day after the Effective Date;
(r)
    a Change in Control shall occur; or
(s)
    any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the obligations hereunder or thereunder, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any Loan Document;
then, and in every such event (other than an event with respect to Parent or the Borrower described in Section 7.1(h), Section 7.1(i) or Section 7.1(j)), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to Parent or the Borrower described in Section 7.1(h), Section 7.1(i) or Section 7.1(j), the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.
Section 7.2
    Right to Cure. Notwithstanding anything to the contrary contained in Section 7.1, in the event that the Borrower fails to comply with the requirements of the Financial Performance Covenant as of the last day of any fiscal quarter of Parent, at any time after the beginning of such fiscal quarter until the expiration of the 10th Business Day following the date on which the financial statements with respect to such fiscal quarter (or the fiscal year ended on the last day of such fiscal quarter) are required to be delivered pursuant to Section 5.1(a) or Section 5.1(b), Parent or any parent entity thereof shall have the right to issue common Equity Interests or other Equity Interests (other than Disqualified Securities) (provided such other Equity Interests are reasonably satisfactory to the Administrative Agent) for cash or otherwise receive cash contributions to the capital of Parent as cash common Equity Interests or other Equity Interests (other than Disqualified Securities) (provided such other Equity Interests are reasonably satisfactory to the Administrative Agent) (collectively, the “Cure Right”), and upon the receipt by Parent of the net proceeds of such issuance that are not applied other than pursuant to the exercise by Parent of such Cure Right (the “Cure Amount”) such Financial Performance Covenant shall be recalculated giving effect to the following pro forma adjustment:
(o)
    Consolidated EBITDA shall be increased with respect to such applicable fiscal quarter and any four fiscal quarter period that contains such fiscal quarter, solely for the purpose of measuring the Financial Performance Covenant and not for any other purpose under this Agreement, by an amount equal to the Cure Amount;
(p)
    if, after giving effect to the foregoing pro forma adjustment (without giving effect to any portion of the Cure Amount on the balance sheet of Parent and the Subsidiaries with respect to such fiscal quarter only but with giving pro forma effect to any portion of the Cure Amount applied to any repayment of any Indebtedness), the Borrower shall then be in compliance with the requirements of the Financial Performance Covenant, the Borrower shall be deemed to have satisfied the requirements of the Financial Performance Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Performance Covenant that had occurred shall be deemed cured for the purposes of this Agreement; and
(q)
    Notwithstanding anything herein to the contrary, (i) in each four consecutive fiscal quarter period of Parent there shall be at least two fiscal quarters in which the Cure Right is not exercised, (ii) during the term of this Agreement, the Cure Right shall not be exercised more than five times and (iii) the Cure Amount shall be no greater than the amount required for purposes of complying with the Financial Performance Covenant and any amounts in excess thereof shall not be deemed to be a Cure Amount. Notwithstanding any other provision in this Agreement to the contrary, the Cure Amount received pursuant to any exercise of the Cure Right shall be disregarded for purposes of determining any financial ratio-based conditions or tests or any available basket under Article VI of this Agreement.
ARTICLE VIII

THE ADMINISTRATIVE AGENT
Section 8.1
    Appointment and Authority. Each of the Lenders hereby irrevocably appoints JPMorgan to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article VIII are solely for the benefit of the Administrative Agent and the Lenders, and neither Parent nor any Subsidiary thereof shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
Section 8.2
    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
Section 8.3
    Exculpatory Provisions.
(b)
    The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder and thereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(v)
    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(vi)
    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(vii)
    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Parent or any of its Subsidiaries or Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
(c)
    The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.2 or Article VII) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until explicit notice describing such Default or Event of Default is given to the Administrative Agent by Parent, the Borrower or a Lender.
(d)
    The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
Section 8.4
    Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Section 8.5
    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article VIII shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facilities as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any such sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.
Section 8.6
    Resignation or Removal of Administrative Agent.
(a)
    The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders in accordance with the preceding sentence and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)
    If the Person serving as the Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as the Administrative Agent and, thereafter, the Borrower may (with the consent of the Required Lenders), appoint a successor. If no such successor shall have been so appointed by the Borrower and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)
    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as the Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article VIII and Section 9.3 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.
Section 8.7
    Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
Section 8.8
    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arrangers or the syndication agents, documentation agents, co-agents, arrangers or bookrunners listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.
Section 8.9
    Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Guarantor from its obligations under any Loan Documents if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section 8.9. In each case as specified in this Section 8.9, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 8.9. If, in compliance with the terms and provisions of the Loan Documents, all or substantially all of the Equity Interests or property of any Guarantor are sold or otherwise transferred (a “Transferred Guarantor”) to a person or persons, none of which is a Loan Party, such Transferred Guarantor shall, upon the consummation of such sale or transfer, be automatically released from its obligations under this Agreement (including under Section 9.3 hereof).
ARTICLE IX

MISCELLANEOUS
Section 9.1
    Notices.
(f)
    Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 9.1(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail, as follows:
(i)
    if to the Borrower, to it at 350 Ellis Street, Mountain View, CA 94043, Attention of the Treasurer, with a copy to General Counsel;
(ii)
    if to the Administrative Agent, to it at JPMorgan Chase Bank, N.A., 500 Stanton Christiana Rd, Newark, DE 19713-2107, Attention: Lauren Mayer; and
(iii)
    if to any other Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile or electronic mail shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in Section 9.1(b), shall be effective as provided in such Section 9.1(b).
(g)
    Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II if any Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(h)
    Any party hereto may change its address or facsimile number or electronic mail address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
(i)
    The Borrower agrees that the Administrative Agent may make the Communications (as defined below) available to the Lenders by posting the Communications on SyndTrak or a substantially similar electronic transmission system (the “Platform”). THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (as defined below) DO NOT WARRANT THE ADEQUACY OR COMPLETENESS OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE MATERIALS AND/OR INFORMATION PROVIDED BY OR ON BEHALF OF THE BORROWER COMMUNICATED THEREBY (the “Communications”). NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of Communications through the Platform.
Section 9.2
    Waivers; Amendments.
(e)
    No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 9.2(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.
(f)
    No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall: (i) extend or increase any Commitment of any Lender without the written consent of such Lender, (ii)  reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby; provided, however, that notwithstanding the foregoing clauses (ii) and (iii) of this Section 9.2(b), only the consent of the Required Lenders shall be necessary (A) to amend Section 2.13(c) or to waive any obligation of the Borrower to pay interest at the default rate set forth therein or (B) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or to reduce any fee payable hereunder, (iv) change Section 2.18(b), 2.18(c) or any other provision hereof providing for the ratable treatment of the Lenders, in each case in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) release all or substantially all of the value of the Guaranty, without the written consent of each Lender, except to the extent the release of any Guarantor is permitted pursuant to Article VIII (in which case such release may be made by the Administrative Agent without further consent from the Lenders), (vi) change any of the provisions of this Section 9.2(b) or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (but any change to the definition of “Required Term A-3 Loan Lenders” shall only require the written consent of each Lender with an outstanding Term A-3 Loan at such time and any change to the definition of “Required Term A-5 Loan Lenders” shall only require the written consent of each Lender with an outstanding Term A-5 Loan at such time) or (vii) waive any condition set forth in Section 4.1 (other than Section 4.1(i)) without the written consent of each Lender. Notwithstanding anything to the contrary herein, (w) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent, (x) any amendment, waiver or other modification of this Agreement or any other Loan Document that by its terms directly affects the rights or duties of the Lenders of a particular Class (but not the Lenders of any other Class) may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite number or percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section 9.2(b) if such Class of Lenders were the only Class of Lenders hereunder at such time, (y) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender and (z) if the Administrative Agent and the Borrower shall have jointly identified (each in its sole discretion) an obvious error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the applicable Loan Parties shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five Business Days following the posting of such amendment to the Lenders.
Section 9.3
    Expenses; Indemnity; Damage Waiver.
(g)
    The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and (to the extent that the Administrative Agent has notified the Borrower that it is incurring such out-of-pocket expenses) administration of this Agreement, any other Loan Document or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of one firm of counsel for the Administrative Agent and all Lenders, taken as a whole, and, if necessary, a single firm of local counsel in each appropriate jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for the Administrative Agent and the Lenders, taken as a whole (and in the case of an actual or perceived conflict of interest where the Administrative Agent or any Lender affected by such conflict notifies the Borrower of the existence of such conflict and thereafter retains its own counsel, such other firm of counsel for such affected Person), in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section 9.3, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.
(h)
    The Borrower shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of the Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing (“Proceeding”), whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that no Indemnitee will have any right to indemnification for any of the foregoing to the extent resulting from (x) such Indemnitee’s own gross negligence, bad faith or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction, (y) such Indemnitee’s material breach of its funding obligations hereunder as determined by a court of competent jurisdiction in a final non-appealable judgment or (z) any Proceeding solely between or among Indemnitees not arising from any act or omission by the Borrower or any of its Affiliates; provided that the Administrative Agent and the Arrangers to the extent fulfilling their respective roles as agent or arranger hereunder and in their capacities as such shall remain indemnified in such Proceedings to the extent none of the exceptions set forth in any of clauses (x) and (y) of this proviso apply to such person at such time.
(i)
    To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under Section 9.3(a) or Section 9.3(b), each Lender severally agrees to pay to the Administrative Agent such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposures at such time) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.
(j)
    To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the Transactions or any Loan or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence, bad faith or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(k)
    All amounts due under this Section 9.3 shall be payable promptly after written demand therefor.
Section 9.4
    Successors and Assigns.
(d)
    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender except to the Successor Borrower in accordance with the provisions of Section 9.4(b), and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 9.4(b), (ii) by way of participation in accordance with the provisions of Section 9.4(e), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 9.4(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 9.4(e) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(e)
    At any time after the Effective Date, Parent may assign to the Successor Borrower all of its rights and obligations under this Agreement and the other Loan Documents as the Borrower (the “Borrower Obligations”) and upon such assignment, the Successor Borrower shall assume all the Borrower Obligations (such assignment and assumption, the “Special Assumption”). The Special Assumption shall become effective at such date and time (the “Special Assumption Effective Time”) designated by Parent in a notice substantially in the form of Exhibit K hereto delivered by Parent to the Administrative Agent; provided that the Special Assumption Effective Time will not occur prior to (i) the receipt by the Administrative Agent, at least three Business Days prior to the Special Assumption Date, of customary “know your customer” documentation consistent with the documentation required to be delivered pursuant to Section 4.1(m) with respect to the Successor Borrower (to the extent (i) such documentation and other information about the Successor Borrower that shall have been reasonably requested by the Administrative Agent in writing at least 10 Business Days prior to the Special Assumption Date and (ii) the Administrative Agent shall have received notice of the Special Assumption Date at least 13 Business Days prior to the Special Assumption Date (it being understood that the Administrative Agent shall promptly notify the Lenders thereof)) and (ii) the receipt by the Administrative Agent of an executed Guaranty Accession with respect to Parent in accordance with Section 5.10(b). Immediately upon the effectiveness of the Special Assumption at the Special Assumption Effective Time and notwithstanding anything to the contrary in this Agreement or in any of the other Loan Documents, (i) the Successor Borrower shall become a party to this Agreement and shall succeed to, and be substituted for, Parent as “the Borrower” in all respects under this Agreement and the other Loan Documents with the same force and effect as if originally named herein and therein as “the Borrower” (with each reference to “the Borrower” in this Agreement and in any other Loan Document being deemed to refer to the Successor Borrower), shall be bound by all of the terms and provisions of this Agreement and the other Loan Documents, and shall be primarily responsible for all Borrower Obligations and (ii) Parent shall be released from the Borrower Obligations in all respects and cease to be a party to this Agreement and the other Loan Documents; provided that upon execution of the Guaranty Accession by Parent, Parent shall be subject to the Guaranty as a Guarantor in accordance with the terms of such Guaranty Accession.
(f)
    Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it); provided that (in each case with respect to any Facility) any such assignment shall be subject to the following conditions:
(i)
    (A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Loans at the time owing to it (in each case with respect to any Facility) or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in Section 9.4(c)(i)(B) in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(A)
    in any case not described in Section 9.4(c)(i)(A), the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $10,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)
    Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan assigned, except that this Section 9.4(c)(ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.
(iii)
    No consent shall be required for any assignment except to the extent required by Section 9.4(c)(i)(B) and, in addition:
(A)
    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof; and
(B)
    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund.
(iv)
    The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)
    No such assignment shall be made to any Defaulting Lender or any of its subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a subsidiary thereof.
(vi)
    No such assignment shall be made to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person).
(vii)
    In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 9.4(d), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.15 and 9.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.4(e).
(g)
    The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each such Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(h)
    Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or the Borrower or any of the Borrower’s Affiliates or subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 9.3(c) with respect to any payments made by such Lender to its Participant(s).
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 9.2(b) that requires the consent of all Lenders and affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(g) (it being understood that the documentation required under Section 2.17(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.4(b); provided that such Participant (A) agrees to be subject to the provisions of Section 2.19 as if it were an assignee under Section 9.4(b); and (B) shall not be entitled to receive any greater payment under Sections 2.15 or 2.16, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower's request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.8 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall not have any responsibility for maintaining a Participant Register.
(i)
    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or to any other central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(j)
    Any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement to the Affiliated Lenders, subject to the following limitations:
(viii)
    Affiliated Lenders will not receive information provided solely to Lenders by the Administrative Agent or any Lender and will not be permitted to attend or participate in meetings attended solely by the Lenders and the Administrative Agent, other than the right to receive notices of Borrowings, notices of prepayments and other administrative notices in respect of its Loans required to be delivered to Lenders pursuant to Article II; provided, however, that the foregoing provisions of this clause will not apply to the Affiliated Debt Funds;
(ix)
    for purposes of any amendment, waiver or modification of any Loan Document (including such modifications pursuant to Section 9.2), or, subject to clause (y) of Section 9.2(b), any plan of reorganization pursuant to the U.S. Bankruptcy Code, that in either case does not require the consent of each Lender or each affected Lender or does not adversely affect such Affiliated Lender in any material respect as compared to other Lenders, Affiliated Lenders will be deemed to have voted in the same proportion as the Lenders that are not Affiliated Lenders voting on such matter; and each Affiliated Lender hereby acknowledges, agrees and consents that if, for any reason, its vote to accept or reject any plan pursuant to the U.S. Bankruptcy Code is not deemed to have been so voted, then such vote will be (x) deemed not to be in good faith and (y) “designated” pursuant to Section 1126(e) of the U.S. Bankruptcy Code such that the vote is not counted in determining whether the applicable class has accepted or rejected such plan in accordance with Section 1126(c) of the U.S. Bankruptcy Code; provided that Affiliated Debt Funds will not be subject to such voting limitations and will be entitled to vote as any other Lender;
(x)
    the aggregate principal amount of Loans purchased by assignment pursuant to this Section 9.4 and held at any one time by Affiliated Lenders (other than Affiliated Debt Funds) may not exceed 30% of the outstanding principal amount of all Term Loans calculated at the time such Loans are purchased (such percentage, the “Affiliated Lender Cap”); provided that to the extent any assignment to an Affiliated Lender would result in the aggregate principal amount of all Loans held by Affiliated Lenders exceeding the Affiliated Lender Cap, the assignment of such excess amount will be void ab initio; and
(xi)
    the assigning Lender and the Affiliated Lender purchasing such Lender’s Loans shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit A-2 hereto (an “Affiliated Lender Assignment and Assumption”); provided that each Affiliated Lender agrees to notify the Administrative Agent and the Borrower promptly (and in any event within 10 Business Days) if it acquires any Person who is also a Lender, and each Lender agrees to notify the Administrative Agent and the Borrower promptly (and in any event within 10 Business Days) if it becomes an Affiliated Lender.
Notwithstanding anything in Section 9.2 or the definitions of “Required Lenders”, “Required Term A-3 Loan Lenders” or “Required Term A-5 Loan Lenders” to the contrary, for purposes of determining whether the Required Lenders, the Required Term A-3 Loan Lenders or the Required Term A-5 Loan Lenders, as applicable, have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to any Loan Document, or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, the aggregate amount of Loans held by any Affiliated Debt Funds shall be deemed to be not outstanding to the extent in excess of 49.9% of the amount required for all purposes of calculating whether the Required Lenders, the Required Term A-3 Loan Lenders or the Required Term A-5 Loan Lenders, as applicable, have taken any actions.
Each Affiliated Lender by its acquisition of any Loans outstanding hereunder will be deemed to have waived any right it may otherwise have had to bring any action in connection with such Loans against the Administrative Agent, in its capacity as such, and will be deemed to have acknowledged and agreed that the Administrative Agent shall not have any liability for any losses suffered by any Person as a result of any purported assignment to or from an Affiliated Lender.
Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, each Affiliated Lender (other than an Affiliated Debt Fund) hereby agrees that, if a proceeding under the U.S. Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law shall be commenced by or against the Borrower or any other Loan Party at a time when such Lender is an Affiliated Lender, such Affiliated Lender irrevocably authorizes and empowers the Administrative Agent to vote on behalf of such Affiliated Lender with respect to the Loans held by such Affiliated Lender in any manner in the Administrative Agent’s sole discretion, unless the Administrative Agent instructs such Affiliated Lender to vote, in which case such Affiliated Lender shall vote with respect to the Loans held by it as the Administrative Agent directs; provided that such Affiliated Lender shall be entitled to vote in accordance with its sole discretion (and not in accordance with the direction of the Administrative Agent) in connection with any plan of reorganization to the extent any such plan of reorganization proposes to treat any Loans held by such Affiliated Lender in a manner that is less favorable in any material respect to such Affiliated Lender than the proposed treatment of similar Loans held by Lenders that are not Affiliates of the Borrower.
(k)
    Assignments of Term Loans to any Purchasing Borrower Party shall be permitted through “Dutch auctions”, so long as any offer to purchase or take by assignment by such Purchasing Borrower Party shall have been made to all Lenders, so long as (i) no Event of Default has occurred and is continuing, and (ii) the Term Loans purchased are immediately cancelled. The Administrative Agent agrees to provide reasonable assistance to the Borrower in connection with any such “Dutch auctions”.
(l)
    Upon any contribution of Loans to a Borrower or any Subsidiary and upon any purchase of Loans by a Purchasing Borrower Party, (A) the aggregate principal amount (calculated on the face amount thereof) of such Loans shall automatically be cancelled and retired by the Borrower on the date of such contribution or purchase (and, if requested by the Administrative Agent, with respect to a contribution of Loans, any applicable contributing Lender shall execute and deliver to the Administrative Agent an Assignment and Assumption, or such other form as may be reasonably requested by the Administrative Agent, in respect thereof pursuant to which the respective Lender assigns its interest in such Loans to the Borrower for immediate cancellation) and (B) the Administrative Agent shall record such cancellation or retirement in the Register.
Section 9.5
    Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid. The provisions of Section 2.15, 2.16, 2.17 and 9.3 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the resignation of the Administrative Agent, the replacement of any Lender, or the termination of this Agreement or any provision hereof.
Section 9.6
    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, and any other separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement or any other Loan Document by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart hereof or thereof.
Section 9.7
    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 9.7, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.
Section 9.8
    Right of Setoff. If an Event of Default shall have occurred and be continuing, each of the Lenders and their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender or any such Affiliate, to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party then due and owing under this Agreement or any other Loan Document to such Lender or its Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) such Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each of the Lenders and their respective Affiliates under this Section 9.8 are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
Section 9.9
    Governing Law; Jurisdiction; Consent to Service of Process.
(a)
    This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(b)
    The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.
(c)
    The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 9.9(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)
    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
Section 9.10
    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 9.10.
Section 9.11
    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 9.12
    Confidentiality.
(c)
    Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors, or to any credit insurance provider relating to the Borrower and its obligations (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and only use such Information in connection with the Facilities), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 9.12, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (vii) with the consent of the Borrower or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section 9.12 or (B) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section 9.12, “Information” means all information received from the Borrower or any of its subsidiaries relating to the Borrower or any of its subsidiaries or any of its or their respective businesses (including projections), other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 9.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and customary information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Loans and the Commitments; provided that such Person is advised of and agrees to be bound by the provisions of this Section 9.12.
(d)
    EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
(e)
    ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER AND ITS RELATED PARTIES OR ITS SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.
Section 9.13
    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.13 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefore) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
Section 9.14
    No Advisory or Fiduciary Responsibility. In connection with all aspects of each Transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arrangers are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Arrangers, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the Transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent, the Arrangers and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent, any Arranger nor any Lender has any obligation to the Borrower or any of its Affiliates with respect to the Transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent, any Arranger nor any Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
Section 9.15
    Electronic Execution of Assignments and Certain Other Documents. The words “execution”, “signed”, “signature”, and words of like import in any Loan Document or in any amendment or other modification thereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 9.16
    USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.
Section 9.17
    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)
    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party thereto that is an EEA Financial Institution; and
(b)
    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)
    a reduction in full or in part or cancellation of any such liability;
(ii)
    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)
    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
SYMANTEC CORPORATION, as Parent and as Borrower

By:	/s/ Thomas J. Seifert Name: Thomas J. Seifert Title: Executive Vice President and Chief Financial Officer
JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender

By:	/s/ Peter B. Thauer Name: Peter B. Thauer Title: Managing Director
BANK OF AMERICA, N.A., as a Lender

By:	/s/ Arti Dighe Name: Arti Dighe Title: Vice President
7
BARCLAYS BANK PLC, as a Lender

By:	/s/ Ritam Bhalla Name: Ritam Bhalla Title: Director

CITIBANK, N.A., as a Lender

By:	/s/ Susan M. Olsen Name: Susan M. Olsen Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/Sebastian Szendzielorz Name: Sebastian Szendzielorz Title: Senior Vice President
ROYAL BANK OF CANADA, as a Lender

By:	/s/ Nicholas Heslip Name: Nicholas Heslip Title: Authorized Signatory

MIZUHO BANK, LTD., as a Lender

By:	/s/ Daniel Guevara Name: Daniel Guevara Title: Authorized Signatory

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ James Weinstein Name: James Weinstein Title: Managing Director

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as a Lender

By:	/s/ Annie Dorval Name: Annie Dorval Title: Authorized Signatory

SOCIÉTÉ GÉNÉRALE, as a Lender

By:	/s/ Denis de Paillerets Name: Denis de Paillerets Title: MD, Global Co-Head TMT Finance

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Christopher Day Name: Christopher Day Title: Authorized Signatory

By:	/s/ Max Wallins Name: Max Wallins Title: Authorized Signatory

PNC BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Matthew D. Meister Name: Matthew D. Meister Title: Vice President

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Diane Emanuel Name: Diane Emanuel Title: Managing Director

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By:	/s/ Ola Anderssen Name: Ola Anderssen Title: Director

FIFTH THIRD BANK, as a Lender

By:	/s/ Suzanne Rode Name: Suzanne Rode Title: Managing Director

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Geoff Smith Name: Geoff Smith Title: Senior Vice President

STANDARD CHARTERED BANK, as a Lender

By:	/s/ Rebecca Shen Name: Rebecca Shen Title: Executive Director

MERCANTIL COMMERCEBANK, N.A., as a Lender

By:	/s/ Yuraima Rodriguez Name: Yuraima Rodriguez Title: VP

By:	/s/ Miguel A. Palacios Name: Miguel A. Palacios Title: EVP
Schedule 1.1(b)
Subsidiaries Excluded from Definition of “Domestic Material Subsidiary”
None.
Schedule 1.1(c)
Subsidiaries Excluded from Definition of “Foreign Material Subsidiary”
None.
Schedule 2.1(a)
Term A-3 Commitments

Lender	Term A-3 Commitment
JPMorgan Chase Bank, N.A.	$21,348,360.66
Bank of America, N.A.	$21,348,360.66
Barclays Bank PLC	$17,078,688.52
Citibank, N.A.	$17,078,688.52
Wells Fargo Bank, N.A.	$17,078,688.52
Royal Bank of Canada	$17,078,688.52
Mizuho Bank, Ltd.	$17,078,688.52
Sumitomo Mitsui Banking Corporation	$12,199,063.23
The Toronto-Dominion Bank, New York Branch	$12,199,063.23
Société Générale	$9,149,297.43
Credit Suisse AG, Cayman Islands Branch	$6,099,531.62
PNC Bank, National Association	$6,099,531.62
The Bank of Nova Scotia	$6,099,531.62
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$6,099,531.62
Fifth Third Bank	$5,357,142.86
KeyBank National Association	$3,571,428.57
Standard Chartered Bank	$3,571,428.57
Mercantil Commercebank, N.A.	$1,464,285.71
Total	$200,000,000.00
Schedule 2.1(b)
Term A-5 Commitments

Lender	Term A-5 Commitment
JPMorgan Chase Bank, N.A.	$192,135,245.90
Bank of America, N.A.	$192,135,245.90
Barclays Bank PLC	$153,708,196.73
Citibank, N.A.	$153,708,196.73
Wells Fargo Bank, N.A.	$153,708,196.73
Royal Bank of Canada	$153,708,196.73
Mizuho Bank, Ltd.	$153,708,196.73
Sumitomo Mitsui Banking Corporation	$109,791,569.08
The Toronto-Dominion Bank, New York Branch	$109,791,569.08
Société Générale	$82,343,676.81
Credit Suisse AG, Cayman Islands Branch	$54,895,784.54
PNC Bank, National Association	$54,895,784.54
The Bank of Nova Scotia	$54,895,784.54
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$54,895,784.54
Fifth Third Bank	$48,214,285.71
KeyBank National Association	$32,142,857.14
Standard Chartered Bank	$32,142,857.14
Mercantil Commercebank, N.A.	$13,178,571.43
Total	$1,800,000,000.00

Schedule 2.1(c)
Notice Information

Party	Address
Borrower	Symantec Corporation 350 Ellis Street Mountain View, CA 94043 Attention: Treasurer Email: With a copy to: Symantec Corporation 350 Ellis Street Mountain View, CA 94043 Attention: General Counsel Facsimile
JPMorgan Chase Bank, N.A.
Instructions for wire transfers to the Administrative Agent:

JPMorgan Chase Bank, N.A.
New York, NY
ABA: 021 000 021
Acct: 9008113381H3957
Acct Name: LS2 Incoming Account
Ref: Symantec Corporation

Address for notices as Administrative Agent:

JPMorgan Chase Bank, N.A.
500 Stanton Christiana Rd
Newark, DE 19713-2107
Attention: Lauren Mayer
Telephone:
Facsimile:

Schedule 3.6
Disclosed Matters
(a)

Reference is hereby made to the publicly made filings of the Borrower with the Securities and Exchange Commission, as of the date hereof.

Reference is hereby made to the Registration Statement on Form S-1 filed by Blue Coat, Inc. with the Securities and Exchange Commission on June 2, 2016.

Schedule 6.1

Liens
None.

Schedule 6.3
Subsidiary Indebtedness

1.
Reimbursement obligations to Bank of America, N.A. in connection with that letter of credit issued by Bank of America, N.A. on behalf of Blue Coat Systems, Inc. in the face amount of $265,076.00, as amended, in favor of The Travelers Indemnity Company in connection with Blue Coat Systems, Inc.’s workers compensation insurance policy.

2.
Reimbursement obligations to Bank of America, N.A., in connection with that letter of credit issued by Bank of America, N.A. on behalf of Blue Coat Systems, Inc., in the original face amount of $3,000,000 in favor of Santa Trinita Office, LLC, in connection with Blue Coat Systems, Inc.’s real property lease, the Santa Trinita Avenue, Sunnyvale, California Lease.

3.
Earn-out liabilities in connection with the Agreement and Plan of Merger by and among Perspecsys Inc., Proton Acquisition Sub, Inc., Blue Coat Systems, Inc., and Shareholder Representative Services LLC, as Securityholder Representative, dated as of July 24, 2015, up to $10,000,000.

The following Letters of Credit:

Bank	LC Number	Issued	Expires	Applicant	Beneficiary	Curr	Liab COC Amt	Liab USD Amt
Bank of America	3061634	2/17/2004	11/30/2016	SYMANTEC NORDIC AB	SVENSKA HANDELSBANKE	SEK	2,411,614.00	$276,436.08
Bank of America	3078239	11/9/2005	1/31/2018	SYMANTEC SPAIN, S.L.	BANK OF AMERICA MERR	EUR	205,474.13	$217,021.78
Bank of America	3094488	7/18/2008	5/31/2016	SYMANTEC SA PTY (LTD	NEDBANK	ZAR	794,008.59	$55,062.99
Bank of America	3098084	1/5/2009	1/31/2017	SYMANTEC LTD	BANK OF AMERICA MERR	EUR	600,000.00	$633,720.00
Bank of America	3101272	11/17/2009	6/30/2016	SYMANTEC BELGIUM BVB	BANK OF AMERICA	EUR	85,920.00	$90,748.70
Bank of America	3102681	4/20/2010	1/31/2017	SYMANTEC LTD	BANK OF AMERICA MERR	EUR	80,500.00	$85,024.10
Bank of America	3114012	8/17/2010	7/29/2016	SYMANTEC DE MEXICO S	FIANZAS GUARDIANA IN	USD	350,000.00	$350,000.00
Bank of America	3115972	2/8/2011	8/14/2016	SYMANTEC (DEUTSCHLAN	BANK OF AMERICA	EUR	201,930.27	$213,278.75
Bank of America	3117802	8/24/2011	9/30/2016	SYMANTEC (DEUTSCHLAN	BANK OF AMERICA	EUR	70,445.04	$74,404.05
Bank of America	3118704	12/8/2011	7/1/2016	VERISIGN AUSTRALIA P	THE ROYAL BANK OF SC	AUD	235,635.00	$169,716.11
Bank of America	3119341	2/23/2012	9/30/2018	SYMANTEC SOFTWARE IN	BANK OF AMERICA	INR	271,645,524.00	$4,069,304.28
Bank of America	3125838	1/17/2013	6/30/2016	SYMANTEC SRL	BANK OF AMERICA, N.A	EUR	252,875.00	$267,086.58
Bank of America	3125879	9/24/2012	4/15/2016	SYMANTEC (SWITZERLAN	BANK OF AMERICA, N.A	CHF	118,000.00	$114,791.58
Bank of America	3126824	1/11/2013	3/28/2017	SYMANTEC (AUSTRALIA)	BANK OF AMERICA, N.A	AUD	415,575.27	$299,318.09
Bank of America	3127367	3/26/2013	5/31/2016	DUBAI REPRESENTATIVE	EMIRATES REIT (CEIC)	AED	86,267.97	$23,491.86
Bank of America	3129464	11/5/2013	8/31/2016	SYMANTEC LIMITED	BANK OF AMERICA MERR	EUR	76,810.32	$81,127.06
Bank of America	3129860	12/18/2013	8/31/2016	SYMANTEC LTD	BANK OF AMERICA	EUR	220,000.00	$232,364.00
Bank of America	3130195	2/14/2014	2/28/2022	SYMANTEC (AUSTRALIA)	BANK OF AMERICA	AUD	2,536,695.40	$1,827,054.86
Bank of America	3131102	6/30/2014	7/31/2016	SYMANTEC LTD	BANK OF AMERICA MERR	EUR	91,264.40	$96,393.46
Bank of America	GT001126/15	02/15/2015	12/31/2016	SYMANTEC LTD	Poste Italiana	EUR	88,503.00	$96,372.00
Bank of America	3132186	11/16/2015	10/31/2016	SYMANTEC SECURITY (UK) LTD	BANK OF AMERICA	GBP	100,000.00	$150,515.00
Citibank	63661706	11/8/2011	8/31/2018	SYM Estonia OU	Tammsaare Arimaja OU	EUR	60,121.00	$65,613.00
Citibank	5608079514	03/19/2008	7/31/2018	Symantec Software India Pvt Ltd	President of India	INR	8,500,000.00	$127,965.00
Citibank	5601105501	4/15/11	9/30/17	Symantec Software India Pvt Ltd	President of India	INR	31,262,007.00	$470,641.00
Citibank	5602600076	8/17/11	2/28/18	Symantec Software India Pvt Ltd	President of India	INR	169,202,710.00	$2,547,301.00
Citibank	5600064502	3/5/10	9/30/18	Symantec Software India Pvt Ltd	President of India	INR	107,070,922.00	$1,793,498.00
Citibank	5609170507	6/7/09	6/30/2016	Symantec Software India Pvt Ltd	President of India	INR	2,000,000.00	$30,109.00
Citibank	5609170508	6/7/09	6/30/2016	Symantec Software India Pvt Ltd	President of India	INR	5,000,000.00	$75,274.00
Citibank	5606600670	8/7/13	7/9/16	Symantec Software Solutions Pvt Ltd	President of India	INR	281,643,328.00	$4,240,065.00
Citibank	5601601025	09/25/2014	09/30/2017	Symantec Software India Pvt Ltd	President of India	INR	10,000,000.00	$150,547.00
Citibank	5602601025	09/23/2014	09/30/2017	Symantec Software & Services	President of India	INR	10,000,000.00	$150,547.00
Citibank	5603601173	5/24/15	09/30/2018	Symantec Software India Pvt Ltd	President of India	INR	269,601,000.00	$4,058,771.00
Citibank	5600601203	5/15/15	5/15/18	Symantec Software Solutions Pvt Ltd	President of India	INR	100,000.00	$1,505.00
Citibank	5601601203	5/18/15	05/18/2018	Symantec Software Solutions Pvt Ltd	President of India	INR	100,000.00	$1,505.00

EXHIBIT A-1
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.] Capitalized terms used but not defined herein shall have the meanings given to them in the Term Loan Agreement identified below (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the applicable Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any guarantees and swingline loans included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.    Assignor[s]:        _____________________________

______________________________

2.	Assignee[s]: ______________________________

______________________________

[Assignee is an [Affiliate][Approved Fund] of [identify Lender]

3.	Borrower(s): ______________________________

4.	Administrative Agent: JPMorgan Chase Bank, N.A., as the Administrative Agent

5.
Credit Agreement:    The $2,000,000,000 Term Loan Agreement, dated as of August 1, 2016, as it may be amended from time to time, among Symantec Corporation, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent

6.	Assigned Interest[s]:

Assignor[s]	Assignee[s]	Facility Assigned	Aggregate Amount of Commitment/ Loans for all Lenders	Amount of Commitment/Loans Assigned[8]	Percentage Assigned of Commitment/ Loans	CUSIP Number
			$	$	%
			$	$	%
			$	$	%

[7.    Trade Date:        ______________]

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]
[NAME OF ASSIGNOR]

By:______________________________
Name:
Title:

ASSIGNEE[S]
[NAME OF ASSIGNEE]

By:______________________________
Name:
Title:

[Consented to and] Accepted:

JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By: _________________________________
Name:
Title:

[Consented to:

[NAME OF RELEVANT PARTY]

By: ________________________________
Name:
Title: ]

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.

1.1    Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Parent, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by Parent, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.    Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.4(c) of the Credit Agreement (subject to such consents, if any, as may be required thereunder), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon either Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on either Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.    Payments. From and after the Effective Date, the applicable Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the applicable Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT A-2
AFFILIATED LENDER ASSIGNMENT AND ASSUMPTION
This Affiliated Lender Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.] Capitalized terms used but not defined herein shall have the meanings given to them in the Term Loan Agreement identified below (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the applicable Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any guarantees and swingline loans included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.
1.    Assignor[s]:        _____________________________

______________________________

2.	Assignee[s]: ______________________________

______________________________

[Assignee is an [Affiliate][Approved Fund] of [identify Lender]

3.	Borrower(s): ______________________________

4.	Administrative Agent: JPMorgan Chase Bank, N.A., as the Administrative Agent under the Credit Agreement

5.
Credit Agreement:    The $2,000,000,000 Term Loan Agreement, dated as of August 1, 2016, as it may be amended from time to time, among Symantec Corporation, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent

6.	Assigned Interest[s]:

Assignor[s]	Assignee[s]	Facility Assigned	Aggregate Amount of Commitment/ Loans for all Lenders	Amount of Commitment/Loans Assigned[8]	Percentage Assigned of Commitment/ Loans	CUSIP Number
			$	$	%
			$	$	%
			$	$	%

Each Assignee acknowledges the limitation on the rights of Lenders that are Affiliated Lenders set forth in the Term Loan Agreement, including Section 9.4 thereof.

[7.    Trade Date:        ______________]

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY THE APPLICABLE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]
[NAME OF ASSIGNOR]

By:______________________________
Name:
Title:

ASSIGNEE[S]
[NAME OF ASSIGNEE]

By:______________________________
Name:
Title:

[Consented to and] Accepted:

JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By: _________________________________
Name:
Title:

[Consented to:

[NAME OF RELEVANT PARTY]

By: ________________________________
Name:
Title: ]

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
AFFILIATED LENDER ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.

1.1    Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Parent, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by Parent, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.    Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Sections 9.4(c) and 9.4(g) of the Credit Agreement (subject to such consents, if any, as may be required thereunder), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon either Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vii) as of the Effective Date, after giving effect to the assignment of the Assigned Interest pursuant to this Assignment and Assumption, the aggregate principal amount of all Loans held by all Affiliated Lenders (other than Affiliated Debt Funds) shall not exceed 30% of the outstanding principal amount of all Term Loans calculated at the time such Loans are assigned, and (viii) if it is a Foreign Lender attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on either Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.    Payments. From and after the Effective Date, the applicable Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the applicable Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B
BORROWING REQUEST
[Date]
JPMorgan Chase Bank, N.A.,
as Administrative Agent
500 Stanton Christiana Rd.
Newark, DE 19713-2107
Attention: Lauren Mayer

Ladies and Gentlemen:
The undersigned, SYMANTEC CORPORATION, a Delaware corporation (the “Borrower”), refers to the Term Loan Agreement, dated as of August 1, 2016 (as otherwise amended, amended and restated, supplemented or modified from time to time, the “Credit Agreement”), among the Borrower, certain Lenders from time to time parties thereto, and you, as Administrative Agent (the terms defined therein being used herein as therein defined), and, pursuant to Section 2.3 of the Credit Agreement, hereby gives you, as Administrative Agent, irrevocable notice that the Borrower requests a Borrowing of [ABR][Eurodollar] Loans under the Credit Agreement, and to that end sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.3 of the Credit Agreement:
(i)The aggregate principal amount of the Proposed Borrowing is $_______________.
(ii)The Proposed Borrowing is requested to be made on __________________ (the “Borrowing Date”).
(iii)The Loans comprising the Proposed Borrowing shall be initially made as [ABR][Eurodollar] Loans.
(iv)The Loans comprising the Proposed Borrowing shall be made as [Term A-3 Loans][Term A-5 Loans].
(v)[The initial Interest Period for the Eurodollar Loans comprising the Proposed Borrowing shall be [one][two][three][six] months.]
(vi)The account to which funds requested by this Borrowing Request shall be disbursed is maintained by the Administrative Agent, located in ____________ and identified by account number ____________.

Very truly yours,

SYMANTEC CORPORATION

By:    ______________________________
Name:
Title:    ______________________________

EXHIBIT C
INTEREST ELECTION REQUEST
[Date]
JPMorgan Chase Bank, N.A.,
as Administrative Agent
500 Stanton Christiana Rd.
Newark, DE 19713-2107
Attention: Lauren Mayer

Ladies and Gentlemen:
The undersigned, SYMANTEC CORPORATION, a Delaware corporation (the “Borrower”), refers to the Term Loan Agreement, dated as of August 1, 2016 (as otherwise amended, amended and restated, supplemented or modified from time to time, the “Credit Agreement”), among the Borrower, certain Lenders from time to time parties thereto, and you, as Administrative Agent (the terms defined therein being used herein as therein defined), and, pursuant to Section 2.8(b) of the Credit Agreement, hereby gives you, as Administrative Agent, irrevocable notice that the Borrower requests a [conversion][continuation] of [Term A-3][Term A-5] Loans under the Credit Agreement, and to that end sets forth below the information relating to such [conversion][continuation] (the “Proposed [Conversion][Continuation]”) as required by Section 2.8(c) of the Credit Agreement:
(i)The Proposed [Conversion][Continuation] involves $____________ in aggregate principal amount of [ABR][Eurodollar] [Term A-3][Term A-5] Loans made pursuant to a Borrowing on ________________, which [Term A-3][Term A-5] Loans are presently maintained as [ABR][Eurodollar] Loans and are proposed hereby to be [converted into ABR Loans][continued as ABR Loans][converted into Eurodollar Loans][continued as Eurodollar Loans].
(ii)The Proposed [Conversion][Continuation] is requested to be made on _______________.
(iii)[The Interest Period for the [Term A-3][Term A-5] Loans being [converted into][continued as] Eurodollar Loans pursuant to this Proposed [Conversion][Continuation] shall be [one][two][three][six] months.]
The Borrower hereby certifies that the following statement is true both on and as of the date hereof and on and as of the effective date of the Proposed [Conversion][Continuation]: no Default or Event of Default has or will have occurred and is continuing or would result from the Proposed [Conversion][Continuation].

Very truly yours,

SYMANTEC CORPORATION

By:    _____________________________
Name:    _____________________________
Title:    _____________________________

EXHIBIT D
TERM NOTE

$________________    Dated: ___________

FOR VALUE RECEIVED, the undersigned, Symantec Corporation, a Delaware corporation (the “Borrower”), HEREBY PROMISES TO PAY to the order of _________________ or its registered assigns (the “Lender”) for the account of its applicable lending office the aggregate principal amount of the Term [A-3][A-5] Loans (as defined below) owing to the Lender by the Borrower pursuant to the Term Loan Agreement, dated as of August 1, 2016 (as otherwise amended, amended and restated, supplemented or modified from time to time, the “Credit Agreement”; terms defined therein, unless otherwise defined herein, being used herein as therein defined) among the Borrower, the Lender and certain other lender parties party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.
Both principal and interest on the Term [A-3][A-5] Loans are payable in lawful money of the United States of America to JPMorgan Chase Bank, N.A., as Administrative Agent, as provided in the Credit Agreement. Each Term [A-3][A-5] Loan owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this promissory note (the “Term Note”); provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower under this Term Note.
This Term Note is one of the Notes referred to in, and is entitled to the benefits of, and the remedies provided in, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Term [A-3][A-5] Loans (the “Term [A-3][A-5] Loans”) by the Lender to or for the benefit of the Borrower from time to time in an aggregate amount not to exceed at any time the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Term [A-3][A-5] Loan being evidenced by this Term Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.
This Term Note shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of New York. The Borrower hereby submits to the exclusive jurisdiction and venue of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Term Note, or for recognition or enforcement of any judgment, and the Borrower hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Term Note shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Term Note against the Borrower or its properties in the courts of any jurisdiction.
IN WITNESS WHEREOF, the Borrower has caused this Term Note to be executed by its duly authorized corporate officer as of the day and year first above written.
SYMANTEC CORPORATION

By
Name:
Title:

TERM [A-3][A-5] LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Term [A-3][A-5] Loan	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

EXHIBIT E-1
[FORM OF U.S. TAX COMPLIANCE CERTIFICATE]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Term Loan Agreement, dated as of August 1, 2016, (as otherwise amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Symantec Corporation, a Delaware corporation (the “Borrower”), the Lenders from time to time parties thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Borrower and the applicable Administrative Agent with a certificate of its non-U.S. Person status on an IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the applicable Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the applicable Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[__]

EXHIBIT E-2
[FORM OF U.S. TAX COMPLIANCE CERTIFICATE]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Term Loan Agreement, dated as of August 1, 2016, (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Symantec Corporation, a Delaware corporation (the “Borrower”), the Lenders from time to time parties thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on an IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[__]

EXHIBIT E-3
[FORM OF U.S. TAX COMPLIANCE CERTIFICATE]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Term Loan Agreement, dated as of August 1, 2016, (as otherwise amended, amended and restated, supplemented or modified from time to time, the “Credit Agreement”), among Symantec Corporation, a Delaware corporation (the “Borrower”), the Lenders from time to time parties thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with an IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[__]

EXHIBIT E-4
[FORM OF U.S. TAX COMPLIANCE CERTIFICATE]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Term Loan Agreement, dated as of August 1, 2016, (as otherwise amended, amended and restated, supplemented or modified from time to time, the “Credit Agreement”), among Symantec Corporation, a Delaware corporation (the “Borrower”), the Lenders from time to time parties thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Borrower and the applicable Administrative Agent with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the applicable Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the applicable Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[__]

EXHIBIT F
[____________], 2016
To the Lenders and the Administrative
Agent Referred to Below
c/o JPMorgan Chase Bank, N.A., as Administrative Agent

Ladies and Gentlemen:
We have acted as counsel to Symantec Corporation, a Delaware corporation (the “Borrower”), in connection with: (i) the execution and delivery by the Borrower of the Term Loan Agreement (the “Credit Agreement”), dated as of August 1, 2016, among the Borrower, each lender from time to time that is a party thereto (each a “Lender” and collectively, the “Lenders”), and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), and (ii) the execution and delivery by the Guarantors (as defined below) of the Guaranty (the “Guaranty”), dated as of August 1, 2016, made by Symantec Operating Corporation, a Delaware corporation (the “Symantec Guarantor”), and Blue Coat Systems, Inc., a Delaware corporation (the “Blue Coat Guarantor” and, together with the Symantec Guarantor, the “Guarantors”), in favor of the Lenders and the Administrative Agent (the Credit Agreement, the Notes (if any) issued in respect of the Term A-3 Loans or the Term A-5 Loans, and the Guaranty, collectively, the “Loan Documents”). We are furnishing this opinion to you pursuant to Section 4.1(d) of the Credit Agreement. Capitalized terms used in this opinion that are not otherwise defined herein or in Exhibit A hereto shall have the meanings assigned to those terms in the Credit Agreement.
In rendering this opinion, we have examined such matters of law as we considered necessary for the purpose of rendering this opinion. As to matters of fact relevant to the opinions expressed herein, we have relied solely upon the representations and warranties as to factual matters contained in, and made by the Borrower pursuant to, the Management Certificate (as defined in Exhibit A) and upon our examination of the documents identified on Exhibit A (collectively, the “Reviewed Documents”). We have not examined, and we express no opinion with respect to, any documents other than the Reviewed Documents or made any independent factual investigation. Except as described on Exhibit A, bring-down certificates, telegrams or telephonic advice of the public officials referred to on Exhibit A were not obtained as of the date hereof. Except as described on Exhibit A, we have not caused the search of any record of any governmental agency or third party.
In our examination of documents, we have assumed the current accuracy and completeness of (a) the information obtained from public officials and records included in the Reviewed Documents and (b) the representations and warranties made by representatives of the Borrower to us, including, without limitation, those set forth in the Management Certificate. We have also assumed that all the representations and warranties made by the Borrower in, or pursuant to, the Credit Agreement are true and complete in all material respects. We have made no attempt to verify the accuracy of any of such information, representations or warranties or to determine the existence or non-existence of any factual matters other than those described above.
In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the lack of any undisclosed termination of, modification of, waiver of or amendment to any document reviewed by us, the legal competence and capacity of all persons or entities executing the same and (except with respect to due authorization of the Credit Agreement by the Borrower and the Guaranty by the Guarantors) the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.
For the purposes of this opinion, we have also assumed, without independent investigation, that: (a) the Loan Documents reflect the complete understanding and agreement of the parties concerning the subject matter thereof; (b) the Credit Agreement is a legal, valid and binding obligation of the Administrative Agent and each Lender, enforceable against the Administrative Agent and each Lender in accordance with its terms; and (c) the Borrower is not insolvent and by executing and delivering the Credit Agreement will not become insolvent and has not intended to incur, and will not have believed that it has incurred, debts beyond its ability to pay them as they mature.
Our representation of the Borrower has been limited to specific matters on which the Borrower has engaged us from time to time. As used herein, the phrases “to our knowledge” and phrases of similar import, refer only to the actual present knowledge of the attorneys currently in this firm representing the Borrower in connection with the execution and delivery of the Credit Agreement. Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Borrower or the rendering of this opinion.
We do not assume any responsibility for the accuracy, completeness or fairness of any information, including, but not limited to, financial information, furnished to you by the Borrower (or any of its agents or representatives) concerning the business, assets, operations, financial condition or affairs of the Borrower or any of its subsidiaries or any other information furnished to you by the Borrower or any of its agents or representatives.
We have not reviewed, and we express no opinion on, financial covenants or similar provisions requiring financial calculations or determinations to ascertain whether there is any breach or default. We also do not express any opinion on parol evidence bearing on interpretation or construction of any of the Borrower Material Agreements, or on any oral modifications to any of the Borrower Material Agreements made by the parties thereto. To the extent of any of the Borrower Material Agreements governed by the laws of any jurisdiction other than the State of New York, our opinion relating to those Borrower Material Agreements is based solely upon the plain meaning of their language as though New York law applied, without regard to any interpretation or construction that might be indicated by the laws stated as governing those Borrower Material Agreements. Where statements in this opinion are qualified by the term “material” or “material adverse effect”, those statements involve judgments and opinions as to the materiality or lack of materiality of the following matters, which judgments and opinions are entirely those of the Borrower and its officers, after having been advised by us as to the legal effect and consequences of such matters: (a) any matter with respect to the Borrower and its subsidiaries taken as a whole; or (b) any matter with respect to the businesses, assets, operations or financial conditions of the Borrower and its subsidiaries, taken as a whole; or (c) the ability of the Borrower to pay or perform its obligations in accordance with the terms of the Credit Agreement; or (d) the rights and remedies of the Administrative Agent or any Lender or under the Loan Documents or any related document, instrument or agreement.
This opinion is subject to, and we render no opinion with respect to the following:
(a)    the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, assignment for the benefit of creditors, bulk sales, fraudulent conveyance and other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors generally, including, without limitation, the effect of statutory or other law regarding fraudulent conveyances, preferential transfers and equitable subordination;
(b)    the effect of general principles of equity, including but not limited to judicial decisions holding that certain provisions are unenforceable when their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable or involve undue delay, whether or not such principles or decisions have been codified by statute, concepts of materiality, reasonableness, good faith and fair dealing, unconscionability and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether considered in a proceeding in equity or at law;
(c)    the effect of limitations imposed by reason of generally applicable public policy principles or considerations or limitations imposed by or resulting from the exercise by any court of its discretion;
(d)    the existence or effect of any implied duty or covenant of good faith and fair dealing to which any Lender may have been or may be subject;
(e)    the effect of any applicable law or court decisions that requires the Administrative Agent or a Lender to enforce its remedies in a commercially reasonable manner;
(f)     any federal or state securities laws;
(g)    the effect of state and federal laws and judicial decisions that provide, among other things, (i) that oral modifications to a contract or waivers of contractual provisions may be enforceable, if the modification was performed, notwithstanding any express provision in the agreement that the agreement may only be modified or an obligation thereunder waived in writing, or (ii) that an implied agreement may be created from trade practices or course of conduct;
(h)    the enforceability of any provision purporting to waive rights to trial by jury, service of process or objections to the laying of venue or to forum on the basis of forum non conveniens in connection with any litigation arising out of or pertaining to the Loan Documents;
(i)    the effect of judicial decisions that may permit the introduction of extrinsic evidence to modify the terms or the interpretation of the Loan Documents;
(j)    the effect of equitable principles on the enforceability of any provisions of the Loan Documents providing that (i) rights or remedies are not exclusive, (ii) rights or remedies may be exercised without notice, (iii) every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, (iv) the election of some particular right or remedy does not preclude recourse to one or more other rights or remedies, or (iv) the failure to exercise, or any delay in exercising, rights or remedies available under the Loan Documents will not operate as a waiver of any such right or remedy;
(k)    applicable statutes and judicial decisions which provide, among other things, that a court may limit the granting of attorneys’ fees to those attorneys’ fees which are determined by the court to be reasonable and that attorneys’ fees may be granted only to a prevailing party and that a contractual provision for attorneys’ fees is deemed to extend to both parties (notwithstanding that such provision by its express terms benefits only one party);
(l)    the effect of equitable principles on the enforceability of any provision in the Loan Documents that permits or authorizes any Lender to exercise remedies or impose penalties or an increase in interest rate for late payment or other default if it is determined that the default is not material, the remedies or penalties bear no reasonable relation to the damage suffered by any Lender as a result of the default or it cannot be demonstrated that the enforcement of the remedies or penalties is reasonably necessary for the protection of any Lender;
(m)    the enforceability of any provision releasing or exonerating a party from liability or providing for indemnification or contribution to the extent enforcement of such provisions would be contrary to public policy, or indemnifying a party against liability for such party’s own fraud or wrongful, reckless or negligent acts or omissions; and
(n)    laws relating to usury or permissible rates of interest or other charges for loans, forbearances or the use of money.
We call your attention to the fact that the Loan Documents provide for a guaranty by the Guarantors as a subsidiary of the Borrower, and as such, such guaranty is what is known as an “upstream guaranty” that should be supported by direct and sufficient consideration paid to the subsidiary making the guaranty. Accordingly, we have assumed in rendering our opinions that the guaranty provided for in the Guaranty is supported by sufficient, good and valuable consideration and that the Guarantors are not insolvent, nor will the Guarantors be rendered insolvent by the making of the Guaranty.
With respect to our opinion expressed in paragraphs 1, 6 and 7 below that the Borrower and the Guarantors are in good standing under the laws of the States of California and Delaware, as applicable, we have relied solely upon the good standing certificates provided by the California Secretary of State, California Franchise Tax Board and the Delaware Secretary of State and described in Exhibit A hereto to the effect that Borrower and the Guarantors are in good standing under the laws of such states.
With respect to our opinion in paragraph 5 below, we have relied solely upon the Borrower’s identification of those agreements of the Borrower that the Borrower considers to be material with respect to the Loan Documents and the transactions contemplated to be carried out in accordance with and pursuant to the Loan Documents and copies, supplied to us by the Borrower, of such Borrower Material Agreements (as defined in Exhibit A) that are expressly listed and identified as “Borrower Material Agreements” on Exhibit B hereto. We have not undertaken any independent investigation of such matters.
We are admitted to practice law in the State of California and in the State of New York. The opinions expressed herein are limited to the existing internal laws of the State of California, the existing internal laws of the State of New York, and the existing federal laws of the United States of America, assuming that such laws apply to the matters expressed herein. To the extent that any of the Reviewed Documents (other than the Loan Documents) are governed by the laws of any jurisdiction other than the States of California or New York, or the United States federal law as described above, our opinion relating to those documents is based solely upon the apparent meaning of the language, without regard to interpretation or construction that might be indicated by the laws governing those agreements. Our opinion is limited to such California and New York state and United States federal statutes, laws, rules or regulations as in our experience are of general application to transactions of the sort contemplated by the Loan Documents.
With respect to our enforceability opinion in paragraph 3 below, our opinion is limited to the existing laws of the State of New York. With respect to the Loan Documents, we have assumed that in a proceeding outside of New York that the choice of New York state law would be given effect and would exclusively apply to and govern the Loan Documents.
In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions to third parties in transactions of the type provided for in the Loan Documents.
In rendering the opinions below, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters.
Based upon and subject to the foregoing, and subject to all of the assumptions, qualifications, exceptions and limitations contained herein, we are of the opinion that:
1.    The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Borrower is duly qualified to do business and is in good standing as a foreign corporation under the laws of the State of California.
2.    All corporate action on the part of the Borrower, its directors and its stockholders necessary for the authorization, execution and delivery of the Credit Agreement and the Notes has been taken.
3.    Each of the Credit Agreement and the Notes constitutes a valid and binding obligation of the Borrower, enforceable according to its terms, and the Guaranty constitutes a valid and binding obligation of the Guarantors, enforceable in accordance with its terms.
4.    The execution, delivery and performance of, and compliance with, the Credit Agreement and the Notes, is within the Borrower’s corporate powers, the execution, delivery and performance of, and compliance with, the Guaranty, is within each Guarantor’s corporate powers.
5.    The execution, delivery and performance of, and compliance with, the Credit Agreement and the Notes by the Borrower, the Guaranty by the Guarantors, in each case, has not resulted and will not result in any violation of, or conflict with, and does not constitute a default under: (i) any term of the Certificates of Incorporation or Bylaws of the Borrower or of the Guarantors; (ii) any term or provision of any Borrower Material Agreement; (iii) any United States federal, New York State or California State statute, rule or regulation, or the Delaware General Corporation Law, as applicable to the Borrower or the Guarantors; or (iv) any judgment or order of any United States federal or California State court known to us to be applicable to the Borrower or the Guarantors; in each case of this clause (iv) where such violation, conflict or default would materially and adversely affect the Borrower or materially impair the ability of the Borrower to perform its obligations under the Credit Agreement or the ability of any Guarantor to perform its obligations under the Guaranty.
6.    Each Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each Guarantor is duly qualified to do business and is in good standing as a foreign corporation under the laws of the State of California.
7.    All corporate action on the part of each Guarantor, its directors and its stockholders necessary for the authorization, execution and delivery of the Guaranty has been taken.
8.    No approval, consent, exemption, order or authorization, registration, or declaration by, or notice to, or filing with, any California State, Delaware State, New York State or United States federal governmental entity is necessary or required to be made by the Borrower or any Guarantor in connection with the execution and delivery or the performance on the Effective Date by such party of the Loan Documents to which it is a party.
9.    The Borrower is not, and is not required to be, registered as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
10.    Assuming the application of the proceeds of the Term Loans as contemplated by the Credit Agreement, the execution and delivery of the Credit Agreement and the making of the Term Loans under the Credit Agreement will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.
In addition, we supplementally inform you that, to our knowledge, except as described in Borrower’s Annual Report on Form 10-K for the fiscal year ended April 1, 2016 (the “2016 10-K”), there is no action, suit or proceeding pending or threatened in writing, at law, in equity, in arbitration or before any governmental authority in the United States against the Borrower or the Guarantors which (a) purports to affect or pertain to the Loan Documents or any of the transactions contemplated by the Loan Documents; or (b) could reasonably be expected to have a Material Adverse Effect. Please note that we have not conducted a docket search in any jurisdiction with respect to litigation that may be pending against the Borrower or any of its subsidiaries or its or their property and that we are not litigation counsel to the Borrower in any of the matters described in the 2016 10-K or in most other litigation matters to which the Borrower or its subsidiaries are parties or by which any of their property may be bound. Other than to request the Management Certificate, we have not undertaken any further inquiry or analysis whatsoever in connection with the existence of, or any evaluation of any such action, suit or proceeding or the accuracy of such description.
[Concluding Paragraph on Next Page]

This opinion is intended solely for the benefit of each Lender for the purpose of the loan financing contemplated by the Loan Documents and is not to be used by any Lender for any other purpose or made available to or relied upon by any other person, firm or entity, without our prior written consent, except that you may, however, deliver a copy of this opinion to your attorneys, and to any Eligible Assignee or Participant of any Lender and to any successor Administrative Agent and any Eligible Assignee or Participant and any successor Administrative Agent may rely on this opinion as if it were addressed and had been delivered to them on the date hereof. This opinion speaks as of the date first above written, and we disclaim any duty to update or advise any Lender of any fact, circumstance, event or change in the law or the facts that may hereafter occur or be brought to our attention, even if it may affect or modify any of the opinions expressed herein.
Very truly yours,
FENWICK & WEST LLP

By:
David K. Michaels, a Partner

EXHIBIT A

REVIEWED DOCUMENTS
(a)
    Copies of the Loan Documents;
(b)
    The Certificate of Incorporation of the Borrower certified by the Delaware Secretary of State on [___________] and the Bylaws of the Borrower certified by the Secretary of the Borrower on [__________], 2016;
(c)
    The Certificate of Incorporation of Symantec Operating Corporation (f/k/a Veritas Operating Corporation) certified by the Delaware Secretary of State on [October 30, 2006] and the Bylaws of Symantec Operating Corporation certified by the Secretary of Symantec Operating Corporation on [__________], 2016;
(d)
    The Certificate of Incorporation of Blue Coat Systems, Inc. certified by the Delaware Secretary of State on [___________] and the Bylaws of Blue Coat Systems, Inc. certified by the Secretary of Blue Coat Systems, Inc. on [__________], 2016;
(e)
    Copies of resolutions adopted by the Board of Directors of the Borrower at a meeting on June 12, 2016 relating to the Loan Documents;
(f)
    Copies of resolutions adopted by the Board of Directors of Symantec Operating Corporation by unanimous written consent on [__________], 2016 relating to the Loan Documents;
(g)
    Copies of resolutions adopted by the Board of Directors of Blue Coat Systems, Inc. by unanimous written consent on [__________], 2016 relating to the Loan Documents;
(h)
    Certificate of Good Standing issued by the Secretary of State of the State of Delaware regarding the Borrower dated [__________], 2016;
(i)
    Certificate of Good Standing issued by the Secretary of State of the State of Delaware regarding Symantec Operating Corporation dated [__________], 2016;
(j)
    Certificate of Good Standing issued by the Secretary of State of the State of Delaware regarding Blue Coat Systems, Inc. dated [__________], 2016;
(k)
    Certificate of Status issued by the Secretary of State of the State of California dated [__________], 2016 and Certificate of Status issued by the California Franchise Tax Board dated [__________], 2016 with respect to the good standing of the Borrower as a foreign corporation;
(l)
    Certificate of Status issued by the Secretary of State of the State of California dated [__________], 2016 and Certificate of Status issued by the California Franchise Tax Board dated [__________], 2016 with respect to the good standing of Symantec Operating Corporation as a foreign corporation;
(m)
    Certificate of Status issued by the Secretary of State of the State of California dated [__________], 2016 and Certificate of Status issued by the California Franchise Tax Board dated [__________], 2016 with respect to the good standing of Blue Coat Systems, Inc. as a foreign corporation;
(n)
    A certificate of the Borrower certifying the names and true signatures of certain officers of the Borrower authorized to sign the Credit Agreement;
(o)
    A certificate of Symantec Operating Corporation certifying the names and true signatures of certain officers of Symantec Operating Corporation authorized to sign the Guaranty;
(p)
    A certificate of Blue Coat Systems, Inc. certifying the names and true signatures of certain officers of Blue Coat Systems, Inc. authorized to sign the Guaranty;
(q)
    A Management Certificate addressed to us and dated of even date herewith executed by the Borrower and the Guarantors (the “Management Certificate”); and
(r)
    Copies of the agreements, each of which is listed on Exhibit B to this letter, and which have been identified to us by the Borrower on Exhibit A to the Management Certificate to be the only agreements of the Borrower to which the Borrower is a party or by which the Borrower’s assets are bound that the Borrower considers to be material with respect to the Loan Documents and the transactions contemplated to be carried out in accordance with and pursuant to the Loan Documents (the “Borrower Material Agreements”).
EXHIBIT B

List of Borrower Material Agreements

1.
Investment Agreement, dated February 3, 2016 (as amended by the First Amendment to Investment Agreement, dated as of March 2, 2016, and as further amended by the Second Amendment to Investment Agreement, dated as of June 12, 2016) by and among Symantec Corporation and Silver Lake Partners IV Cayman (AIV II), L.P.

2.	Indenture, dated March 4, 2016, between Symantec Corporation and Wells Fargo Bank, National Association.

3.	Indenture, dated September 16, 2010, between Symantec Corporation and Wells Fargo Bank, National Association, as trustee.

4.	Investment Agreement, dated June 12, 2016, by and among Symantec Corporation, Bain Capital Fund XI, L.P., Bain Capital Europe Fund IV, L.P. and Silver Lake Partners IV Cayman (AIV II), L.P.

5.	Indenture, dated as of August 1, 2016, between Symantec Corporation and Wells Fargo Bank, National Association, as trustee.

6.	Credit Agreement, dated as of May 10, 2016, among Symantec Corporation, the lenders from time to time party thereto, and Wells Fargo Bank, National Association, as administrative agent.

7.
Amendment Agreement, dated as of July 18, 2016, among Symantec Corporation, the lenders party thereto, Wells Fargo Bank, National Association, as Term Loan A-1/Revolver Administrative Agent, and JPMorgan Chase Bank, N.A., as Term Loan A-2 Administrative Agent, pursuant to which the Credit Agreement, dated as of May 10, 2016, was amended and restated in the form attached thereto as Annex A.

EXHIBIT G
[FORM OF GUARANTY AGREEMENT]
EXHIBIT H
SOLVENCY CERTIFICATE
August 1, 2016

This Solvency Certificate (this “Certificate”) is delivered pursuant to Section 4.1(h) of the Term Loan Agreement, dated as of August 1, 2016 (as otherwise amended, amended and restated, supplemented or modified from time to time, the “Credit Agreement”), among Symantec Corporation, a Delaware corporation (“Parent”), certain Lenders from time to time parties thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used herein without definition shall have the meanings given to such terms in the Credit Agreement.
I, [ ], the Chief Financial Officer of “Parent”, in that capacity only and not in my individual capacity (and without personal liability), do hereby certify on behalf of Parent that as of the date hereof, and based upon facts and circumstances as they exist as of the date hereof (and disclaiming any responsibility for changes in such facts and circumstances after the date hereof), that:

1.	For purposes of this certificate, the terms below shall have the following definitions:

a.	“Fair Value”
The amount at which the assets (both tangible and intangible), in their entirety, of Parent and its Subsidiaries taken as a whole would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

b.	“Present Fair Salable Value”
The amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of Parent and its Subsidiaries taken as a whole are sold with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises insofar as such conditions can be reasonably evaluated.

c.	“Liabilities”
The recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of Parent and its Subsidiaries taken as a whole, as of the date hereof after giving effect to the consummation of the Bluecoat Transactions, determined in accordance with GAAP consistently applied.

d.	“Will be able to pay their Liabilities as they mature”
For the period from the date hereof through the Maturity Date, Parent and its Subsidiaries on a consolidated basis taken as a whole will have sufficient assets and cash flow to pay their Liabilities as those liabilities mature or (in the case of contingent Liabilities) otherwise become payable, in light of business conducted or anticipated to be conducted by Parent and its Subsidiaries as reflected in the projected financial statements and in light of the anticipated credit capacity.

e.	“Do not have Unreasonably Small Capital”
Parent and its Subsidiaries on a consolidated basis taken as a whole after consummation of the Bluecoat Transactions is a going concern and has sufficient capital to reasonably ensure that it will continue to be a going concern for the period from the date hereof through the Maturity Date. I understand that “unreasonably small capital” depends upon the nature of the particular business or businesses conducted or to be conducted, and I have reached my conclusion based on the needs and anticipated needs for capital of the business conducted or anticipated to be conducted by Parent and its Subsidiaries on a consolidated basis as reflected in the projected financial statements and in light of the anticipated credit capacity.

2.
Based on and subject to the foregoing, I hereby certify on behalf of Parent that after giving effect to the consummation of the Bluecoat Transactions, it is my opinion that (i) the Fair Value of the assets of Parent and its Subsidiaries on a consolidated basis taken as a whole exceeds their Liabilities, (ii) the Present Fair Salable Value of the assets of Parent and its Subsidiaries on a consolidated basis taken as a whole exceeds their Liabilities; (iii) Parent and its Subsidiaries on a consolidated basis taken as a whole do not have Unreasonably Small Capital; and (iv) Parent and its Subsidiaries taken as a whole will be able to pay their Liabilities as they mature.

3.
In reaching the conclusions set forth in this Certificate, the undersigned has made such investigations and inquiries as the undersigned has deemed appropriate, having taken into account the nature of the particular business anticipated to be conducted by Parent and the Subsidiaries after consummation of the Bluecoat Transactions contemplated by the Credit Agreement.

IN WITNESS WHEREOF, I have executed this Certificate as of the date first written above.
SYMANTEC CORPORATION

By:    ___________________________________
Name:    ___________________________________
Title:    ___________________________________

Signature Page to Solvency Certificate
EXHIBIT I
COMPLIANCE CERTIFICATE
THIS CERTIFICATE is delivered pursuant to Section 5.1(c) of the Term Loan Agreement, dated as of August 1, 2016 (as otherwise amended, amended and restated, supplemented or modified from time to time, the “Credit Agreement”), among Symantec Corporation, a Delaware corporation ( “Parent”), certain Lenders from time to time parties thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used herein without definition shall have the meanings given to such terms in the Credit Agreement.
The undersigned hereby certifies that:

4.	He is a duly elected Financial Officer of Parent.

5.
Enclosed with this Certificate are copies of the financial statements of Parent and its consolidated Subsidiaries as of _____________, and for the [________-month period][year] then ended, required to be delivered under Section [5.1(a)][5.1(b)] of the Credit Agreement. Such financial statements have been prepared in accordance with GAAP consistently applied [(subject to normal year-end audit adjustments and the absence of footnotes)] and present fairly in all material respects the financial condition of Parent and its consolidated Subsidiaries on a consolidated basis as of the date indicated and the results of operations of Parent and its consolidated Subsidiaries on a consolidated basis for the period covered thereby.

6.
The undersigned has reviewed the terms of the Credit Agreement and has made, or caused to be made under the supervision of the undersigned, a review in reasonable detail of the transactions and condition of Parent and its Subsidiaries during the accounting period covered by such financial statements.

7.
The examination described in paragraph 3 above did not disclose, and the undersigned has no knowledge of the existence of, any Default or Event of Default during or at the end of the accounting period covered by such financial statements or as of the date of this Certificate[, except as set forth below].

[Describe here or in a separate attachment any exceptions to paragraph 4 above by listing, in reasonable detail, the nature of the Default or Event of Default, the period during which it existed and the action that Parent has taken or proposes to take with respect thereto.]

8.	No change in GAAP or the application thereof has occurred since the date of the audited financial statements referred to in Section 3.4(a) of the Credit Agreement[, except as set forth below].
[Describe here or in a separate attachment any changes in GAAP or the application thereof that have occurred since the audited financial statements referred to in Section 3.4(a) of the Credit Agreement, specifying the effect of such change on the financial statements accompanying this Certificate.]

9.
Attached to this Certificate as Attachment A is a covenant compliance worksheet reflecting the computation of the financial covenant set forth in Section 5.9 of the Credit Agreement as of the last day of the period covered by the financial statements enclosed herewith and the relevant Measurement Period.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the _______ day of _____________, ____.

SYMANTEC CORPORATION

By:    ___________________________________

Name:    ___________________________________

Title:    ___________________________________

ATTACHMENT A

COVENANT COMPLIANCE WORKSHEET

B.Consolidated Leverage Ratio (Section 5.9 of the Credit Agreement)

(1)	Consolidated Funded Debt as of the date of determination	$____________
(2)	Consolidated EBITDA for the Measurement Period ending on the date of determination (from Line C(1) below)	$____________
(3)	Consolidated Leverage Ratio: Divide Line A(1) by Line A(2)	____________
(4)	Maximum Consolidated Leverage Ratio as of the date of determination	___ to 1.0

C.Consolidated EBITDA

(1)	Consolidated Net Income for the most recently completed four consecutive fiscal quarters ending on the date of determination (the “Measurement Period”)		$____________
(2)	Add to Consolidated Net Income (without duplication and to the extent already deducted (and not added back) in arriving at such Consolidated Net Income):

(a)
    Total interest expense and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income, and gains on such hedging obligations or such derivative instruments, and bank and letter of credit fees and costs of surety bonds in connection with financing activities
$___________

(b)
    Provision for taxes based on income, profits, revenue or capital, including federal, foreign and state income, franchise, excise, value added and similar taxes based on income, profits, revenue or capital and foreign withholding taxes paid or accrued during such period (including in respect of repatriated funds) including penalties and interest related to such taxes or arising from any tax examinations
$____________
	(c) Depreciation and amortization (including amortization of capitalized software expenditures and other intangibles and amortization of deferred financing fees or costs)	$___________

(d)
    Other non-cash charges (including stock option expense and impairment charges) (provided, in each case, that if any non-cash charges represent an accrual or reserve for potential cash items in any future period, (A) such Person may elect not to add back such non-cash charges in the current period and (B) to the extent such Person elects to add back such non-cash charges in the current period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period)
$____________

(e)
    The amount of any non-controlling interest consisting of income attributable to non-controlling interests of third parties in any non-wholly owned subsidiary deducted (and not added back in such period to Consolidated Net Income) excluding cash distributions in respect thereof
$___________
	(f) Losses or discounts on sales of receivables and related assets in connection with any Securitization Transaction	$___________

(g)
    Fees and expenses and other cash charges incurred during such period, or any amortization thereof for such period in connection with any acquisition, divestiture, investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument or as a result of other restructuring, separation, integration and transition activities and any charges or non-recurring costs incurred during such period as a result of any such transaction, including retention and integration costs and transaction-related compensation, earn-out obligations and indemnity payments, in each case whether or not successful and including in any event in connection with the Veritas Spin-Off and the Blue Coat Transactions
$___________

(h)
    Any unusual or non-recurring charges or losses for such period and any restructuring charges, accruals or reserves, severance or retention costs, litigation costs, costs associated with new business or cost savings initiatives, costs associated with facilities closures and any other business optimization expenses
$___________

(i)
    Any loss on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business) or loss from discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of) and any corporate charges, overhead and similar costs previously allocated to any discontinued business but not included within discontinued operations
$___________
	(j) Any losses for such period attributable to the early extinguishment of Indebtedness, hedging agreements or other derivative instruments	$___________

(k)
    Without duplication, the amount of “run rate” cost savings, operating expense reductions and synergies (including costs to achieve such cost savings, operating expense reductions and synergies) related to the Blue Coat Transactions and other business combinations, acquisitions, mergers, divestitures, restructurings, cost savings initiatives and other similar initiatives of Parent that are reasonably identifiable and factually supportable and projected by Parent reasonably and in good faith to result from actions that have been taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken (in the reasonable and good faith determination of Parent) within 24 months after the Acquisition or such other business combination, acquisition, merger, divestiture, restructuring, cost savings initiative or other initiative is consummated or initiated (as applicable), net of the amount of actual benefits realized during such period from such actions, in each case calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period for which Consolidated EBITDA is being determined and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period; provided that the aggregate amount added back pursuant to this clause (b) relating to standalone cost saving initiatives and similar initiatives that are not related to, or otherwise initiated in connection with, any acquisition or other business combination and, in each case, that are commenced after (and for the avoidance of doubt are not part of an initiative announced prior to) the Effective Date (and comparable add backs in the definition of Pro Forma Effect) shall not exceed 20% of Consolidated EBITDA for any four quarter period (calculated after giving effect to any such add backs for such period)

	(l) Add Lines B(2)(a) through B(2)(k)	$___________
(3)	Consolidated Net Income plus additions: Add Lines B(1) and B(2)(l)		$___________
(4)	Reductions from Consolidated Net Income (without duplication and to the extent included in arriving at such Consolidated Net Income):

(a)
    Non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income or Consolidated EBITDA in any prior period)
$___________

(b)
    The amount of any non-controlling interest consisting of loss attributable to non-controlling interests of third parties in any non-wholly owned subsidiary added (and not deducted in such period from Consolidated Net Income)
$___________

(c)
    Any gain on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business) or income from discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of)
$___________
	(d) Add Lines B(4)(a) through B(4)(c)	$___________
(5)	Consolidated EBITDA: Subtract Line B(4)(d) from Line B(3)		$___________

ITEMIZED SCHEDULE OF NON-CASH CHARGES
ITEMIZED SCHEDULE OF NON-CASH GAINS
ADDED INTO CONSOLIDATED NET INCOME

EXHIBIT J
[FORM OF INTERCOMPANY NOTE]
EXHIBIT K
SPECIAL ASSUMPTION NOTICE
[Date]
JPMorgan Chase Bank, N.A.,
as Administrative Agent
500 Stanton Christiana Rd.
Newark, DE 19713-2107
Attention: Lauren Mayer

Ladies and Gentlemen:
The undersigned, SYMANTEC CORPORATION, a Delaware corporation (“Parent”), refers to the Term Loan Agreement, dated as of August 1, 2016 (as otherwise amended, amended and restated, supplemented or modified from time to time, the “Credit Agreement”), among Parent, certain Lenders from time to time parties thereto, and you, as Administrative Agent (the terms defined therein being used herein as therein defined), and, pursuant to Section 9.4(b) of the Credit Agreement, hereby gives you, as Administrative Agent, notice that Parent intends to assign to [__________] (the “Successor Borrower”) all Borrower Obligations (such assignment and assumption, the “Special Assumption”), which Special Assumption shall become effective at [____] [a.m.][p.m.] on [_______ __], 201[_](the “Special Assumption Effective Time” and, such date, the “Special Assumption Date”) or such other time and date as may be specified in writing by Parent to the Administrative Agent at least three Business Days prior to the date initially proposed.
From and after the date hereof, the Successor Borrower hereby irrevocably and unconditionally appoints Parent, with an office at 1 Penn Plaza, 54th Floor, New York, NY 10119 (the “Process Agent”), as its agent to receive on behalf of the Successor Borrower and its property all writs, claims, process, and summonses in any action or proceeding brought against it in the Supreme Court of the State of New York sitting in New York County or the United States District Court of the Southern District of New York and agrees promptly to appoint a successor Process Agent in The City of New York (which successor Process Agent shall accept such appointment in a writing reasonably satisfactory to the Administrative Agent) prior to the termination for any reason of the appointment of the initial Process Agent.
Very truly yours,

SYMANTEC CORPORATION

By:    ______________________________
Name:
Title:    ______________________________

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